UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☑           Definitive Proxy Statement
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MAXXAM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1330 Post Oak Boulevard, Suite 2000
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATMENT

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of MAXXAM Inc. to be held at 9:00 a.m., Puerto Rico time, on Thursday, May 29, 2008, at the executive offices of its subsidiary, Palmas del Mar Properties, Inc., Rd. #3 KM 86.4, Humacao, Puerto Rico, for the following purposes:

1.	To elect three directors to hold office until the 2009 annual meeting;

2.	To elect one director to hold office until the 2011 annual meeting;

3.	To re-approve and amend the Company’s Executive Bonus Plan; and

4.	To transact such other business as may properly come before the annual meeting.

Stockholders of record as of the close of business on April 4, 2008, are entitled to notice of and to vote at the 2008 Annual Meeting.  A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at 1330 Post Oak Boulevard, Suite 2000, Houston, Texas, starting ten days before the meeting.

To assure that your shares are represented at the meeting, please complete, date, sign and promptly return your Proxy Card in the enclosed envelope.  You may vote in person at the meeting by following the procedures described in the attached Proxy Statement.  If you plan to attend the meeting, please follow the pre-registration instructions on the back of this Proxy Statement.

By Order of the Board of Directors,

BERNARD L. BIRKEL
Secretary

Houston, Texas
April 29, 2008

TABLE OF CONTENTS

Annual Meeting Procedures
General
Voting and Admission Procedures
Quorum and Voting Rules
Solicitation of Proxies
Stockholder Proposals for the 2009 Annual Meeting
Annual Meeting Business
Election of Directors
Re-approval and Amendment of the Executive Bonus Plan
Other Business
Executive Officers and Directors
Corporate Governance
The Board and its Committees
Policy Committee Interlocks and Insider Participation
Nomination Process
Stockholder Communications with Directors
Code of Conduct
Director Compensation
Director Compensation Table
Non-Employee Director Fees
Deferred Compensation Program
Non-Employee Director Stock Plan
Principal Stockholders and Management Ownership
Ownership Table
Section 16 Compliance
Equity Compensation Plan Information
Compensation Discussion and Analysis
General
Base Salary and Bonuses
Stock Option Awards
Miscellaneous Compensation
Compensation of the Chief Executive Officer
Compensation Committee Report
Executive Officer Compensation
Summary Compensation Table
Other Compensation Table
Executive Bonus and Savings Plans
Employment Contracts
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Retirement Plans
Non-Qualified Deferred Compensation Table
Deferred Compensation Plans
Termination Arrangements
Audit Related Matters
Independent Public Accountants
Report of the Audit Committee
Principal Accounting Firm Fees
Certain Transactions
Litigation Matters
Other Matters
Appendix A–MAXXAM Executive Bonus Plan A-1
Pre-Registration Request Back Cover

ANNUAL MEETING PROCEDURES

General

This proxy statement (the “Proxy Statement”) is being furnished to stockholders of MAXXAM Inc., a Delaware corporation (the “Company” or “MAXXAM”).  The Board of Directors of the Company is using this Proxy Statement to solicit proxies.  We are soliciting proxies to be used at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will to be held at 9:00 a.m., Puerto Rico time, on May 29, 2008.  The attached notice sets forth the location and purposes of the Annual Meeting.

The Company is mailing this Proxy Statement and meeting notice, and the accompanying proxy card (the “Proxy Card”), starting on or about May 2, 2008.  The recipients will be the stockholders of record as of the close of business on April 4, 2008 (the “Record Date”).  The only persons entitled to vote at the Annual Meeting are those holding the following as of the Record Date: the 4,561,237 shares of Common Stock of the Company (the “Common Stock”) and the 668,119 shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock of the Company (the “Preferred Stock,” and together with the Common Stock, the “Capital Stock”).  Each holder of Common Stock is entitled to one vote per share.  Each holder of Preferred Stock is entitled to ten votes per share.

The holders of Common Stock are entitled to elect three members to the Company’s Board of Directors (the “Board”).  The holders of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect one member to the Board.  A proposal to re-approve and amend the Company’s Executive Bonus Plan will also be presented at the Annual Meeting.  The holders of Common Stock and Class A Preferred Stock are also entitled to vote as a single class on that matter.  See “Annual Meeting Business” below for information regarding these matters.

Voting and Admission Procedures

Please complete, date, sign and promptly return the enclosed Proxy Card using the enclosed envelope.  You should do this whether or not you plan to attend the Annual Meeting.  The Proxy Card specifies the persons authorized to act as proxies at the Annual Meeting.  You may revoke your Proxy Card at any time prior to its use.  To do so, either furnish a later-dated proxy or vote your shares in person.  Proxy Cards will be voted in accordance with your directions. If you do not provide directions, the Proxy Card will be voted (a) “FOR” the election of the nominees to the Board named in this Proxy Statement, and (b) for re-approval and amendment of the Executive Bonus Plan.

All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting.  Seating, however, is limited.  Admission to the meeting will be on a first-come, first-served basis.  Registration is expected to begin at approximately 8:30 a.m.  Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company.  In addition, posters, placards or other signs or materials may not be displayed inside the meeting facility.  The meeting will be conducted in accordance with certain rules and procedures established by the Company.  These will be available or announced at the Annual Meeting.

In order to expedite your admission to the Annual Meeting, we suggest that you pre-register.  To do so, complete the Pre-Registration Request set forth on the back cover page of this Proxy Statement.  Then send it by facsimile to (877) 267-3702 by no later than 5:00 p.m., Houston time, on May 23, 2008.  Persons who pre-register will be required to verify their identity if they attend the Annual Meeting.  This can be done with a driver’s license or other appropriate identification bearing a photograph.

PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN “STREET NAME” (THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF A BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE.  EACH STOCKHOLDER (OR PROXY) MUST CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING.  ALL STOCKHOLDERS, REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES WILL ALSO BE REQUIRED TO VERIFY THEIR IDENTITY WITH A DRIVER’S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A PHOTOGRAPH.

The Company’s Transfer Agent is American Stock Transfer & Trust Company.  All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of stock and similar issues, may be handled by contacting the Transfer Agent at (800) 937-5449 or via the Internet at www.amstock.com.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD.  RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE PROXY CARD AS SOON AS POSSIBLE.  IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU MUST OBTAIN A PROXY FROM SUCH NOMINEE ASSIGNING VOTING RIGHTS TO YOU.

Quorum and Voting Rules

The presence, in person or by proxy, of the holders of shares of Capital Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum in order for business to be conducted at the Annual Meeting.  Under applicable Delaware law, abstentions, broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter and has received no instructions from the persons entitled to vote such shares), and withhold authority designations are counted for purposes of determining the presence or absence of a quorum.

Directors are elected by a plurality of votes.  Stockholders may not abstain from voting on directors.  Votes for directors must be cast in favor or withheld.  All withheld votes or broker non-votes will be treated as non-voting shares.  They will therefore not affect the outcome.  On any other matter specified in the notice of the meeting, the stockholder may (i) vote “FOR,” (ii) vote “AGAINST” or (iii) “ABSTAIN” from voting.  See the description of specific proposals for the vote required to adopt any such proposal.  Abstentions and broker non-votes on such matters will be treated as non-voting shares.  They will theretofore not affect the outcome.

Solicitation of Proxies

The cost of mailing and soliciting proxies in connection with the Annual Meeting will be borne by the Company.  In addition to solicitations by mail, proxies may also be solicited by the Company and its directors, officers and employees.  Such persons will receive no compensation for doing so (beyond their regular salaries or directors’ fees).  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and Preferred Stock of the Company.  Such entities will be reimbursed for their expenses.

Stockholder Proposals for the 2009 Annual Meeting

Other than director nominees, proposals which stockholders wish to present at the 2009 annual meeting must be received by the Company no later than December 31, 2008.  This includes any proposals pursuant to Rule 14a-8 of the proxy rules of the Securities and Exchange Commission (the “SEC”).  Stockholder submissions of director nominees must be made to the Company by no later than March 30, 2009 (by delivery or first class mail).  Any such stockholder communications must be sent to the Company’s Secretary at the executive offices of the Company: 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058, telephone number: (713) 975-7600.

ANNUAL MEETING BUSINESS

Election of Directors

The Company’s charter provides for three classes of directors having staggered three-year terms of office (“General Directors”).  These directors are elected by the holders of the Common Stock and Preferred Stock, voting together as a single class.  The Company’s charter also entitles the holders of Common Stock, voting as a separate class, to elect the greater of (i) two directors, or (ii) 25% of the total number of directors (rounded up to the nearest whole number) (“Common Directors”).  The Board has designated three out of its seven directors as Common Director nominees.  Common Directors serve one-year terms.

Four directors will be elected at the Annual Meeting.  The Company’s three nominees for Common Director are Robert J. Cruikshank, Stanley D. Rosenberg and Michael J. Rosenthal.  Charles E. Hurwitz, the Company’s Chairman of the Board and Chief Executive Officer, has been nominated for election as a General Director.  Each nominee is currently a member of the Board, and has extensive experience in other board and business positions.  See other sections of this Proxy Statement for further information concerning each of the nominees and other Company directors.  This information includes their tenure as directors, the Board committees on which they served in 2007, their business experience during the past five years, their compensation, and their ownership of Capital Stock.  Each director nominee has consented to serve if elected.

The Board of Directors recommends a vote “FOR” the election of Messrs. Cruikshank, Rosenberg and Rosenthal as Common Directors and Mr. Hurwitz as a General Director of the Company.

Proxy Cards will be voted for the election of these nominees, except where authority has been withheld as to a particular nominee or as to all such nominees.  Should any of these nominees unexpectedly decline or be unable to serve, the persons named on the Proxy Card will vote for the election of such other person, if any, as the Board may recommend.

Re-approval and Amendment of the Executive Bonus Plan

Introduction
The Company’s Executive Bonus Plan was first adopted by the Board and approved by the Company’s stockholders in 1994.  The Board and stockholders most recently re-approved (and amended) the Executive Bonus Plan in 2003.  Section 162(m) of the Internal Revenue Code, which is described below, requires the Executive Bonus Plan to be re-approved every five years.  The Company is therefore submitting the Executive Bonus Plan for re-approval at the Annual Meeting.  A vote for re-approval of the Executive Bonus Plan will also serve as approval of various amendments to the plan, as more fully described below.

The purpose of the Executive Bonus Plan is to provide performance incentives to each plan participant, while securing, to the extent practicable, a tax deduction for those payments.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for certain compensation.  The disallowed amounts are those in excess of $1 million paid to a company’s chief executive officer or the four other most highly compensated executive officers.  Certain compensation, including “performance based compensation,” is not included in compensation subject to the $1 million limitation.  The Company has designed the Executive Bonus Plan so that payments made under it will be performance based compensation.

Terms of the Plan
The following describes the Executive Bonus Plan.  The description includes the amendments summarized below.  This summary is qualified in all respects by reference to the full text of the amended Executive Bonus Plan, a copy of which is attached hereto as Appendix A.

The Executive Bonus Plan is administered by the Section 162(m) Compensation Committee of the Board (the “162(m) Committee”).  Section 162(m) requires that this committee be composed solely of outside directors meeting certain independence standards.  See “Corporate Governance–The Board and its Committees” for the members of the 162(m) Committee.

Participants in the Executive Bonus Plan are limited to those officers and other employees of the Company whose base salary is equal to or in excess of $500,000.  The Company’s Chief Executive Officer, its President and its General Counsel currently participate in the Executive Bonus Plan.  Participants earn bonus amounts based upon performance goals established by the 162(m) Committee. The bonuses paid to any participant cannot exceed an aggregate of $12.0 million with respect to any fiscal year.

The 162(m) Committee sets specific performance goals for each participant under one or more of the following criteria set forth in the Executive Bonus Plan:

•	improvement in consolidated financial results;

•	the completion of one or more specific business development projects identified by the 162(m) Committee;

•
the completion of an extraordinary transaction (i.e., an acquisition or disposition of assets or an acquisition; disposition or issuance of securities, which assets or securities have an aggregate fair market value greater than $25 million);

•	improvement in earnings per share; and

•	the achievement of a predetermined level of net income or loss for the principal divisions or other units of the Company and its subsidiaries, based upon their respective plans for the year.

The 162(m) Committee identifies performance goals for which each participant is particularly responsible and the achievement of which would be of significant benefit to the Company.  Section 162(m) requires the performance goals to be established by no later than the 90th day of each year.

Each participant can earn a predetermined bonus amount upon satisfaction of a performance goal, subject to specified maximum amounts.  The bonus amounts for financially driven performance goals are calculated based upon predetermined incremental improvements.  However, the 162(m) Committee has the absolute discretion to reduce the actual amounts awarded and paid to participants due to achievement of one or more performance goals.  See “Compensation Discussion and Analysis–Base Salary and Bonuses” for a description of the 2007 performance goals and related bonus amounts earned.

The Executive Bonus Plan provides that the Board of Directors or any committee thereof may terminate, suspend or amend the Executive Plan, in whole or part, at any time, including the adoption of amendments deemed necessary or advisable, provided stockholder approval is obtained if required by Section 162(m).

Amendments to the Plan
The 162(m) Committee on April 24, 2008 approved an amendment and restatement of the Executive Bonus Plan.  As noted above, a vote for re-approval of the Executive Bonus Plan also serves as approval of the amendments to the plan.  The amendments to the Executive Bonus Plan approved by the 162(m) Committee largely consisted of modifications intended to clarify plan provisions.  In addition, (a) the definition of “Participant” was revised so that the term includes all employees with a base salary of $500,000 or more, (b) the “Purposes” section was revised to specify that the intent of the 162(m) Committee was to identify performance goals that would be of significant benefit to the Company, (c) Section 4.3 was modified to make it clear that securities could be used to pay bonus amounts and that the 162(m) Committee had the sole discretion to value securities or other property used as payment, and (d) provisions were added to Sections 4.3 and 4.4 as to the timing for payment of bonus amounts (in order to comply with Section 409A of the Internal Revenue Code).

Other
The benefits that may be earned or paid under the Executive Bonus Plan for 2008 cannot be determined.  For further information, see footnotes (2) and (3) to the table contained in “Executive Compensation–Grants of Plan-Based Awards Table.”  The following table sets forth the benefits earned or paid under the Executive Bonus Plan in respect of 2007.

PLAN BENEFITS (2007)
Executive Bonus Plan
Name and Position	Dollar Value Earned ($)	Dollar Value Paid ($)		Number Of Units(1)
Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer	208,750	208,750	(2)	–
J. Kent Friedman, Co-Vice Chairman of the Board and General Counsel	127,500	–		–
Executive Group(3)	336,250	208,750		–
Non-Executive Director Group(4)	–	–		–
Non-Executive Officer Employee Group(4)	–	–		–

(1)	Not applicable.

(2)	Reflects a bonus earned and awarded in 2007 under the Executive Bonus Plan, the payment of which was deferred until 2008 by the 162(m) Committee.

(3)	Reflects the totals for Messrs. C. Hurwitz and Friedman as they were the only executive officers who participated in the Executive Bonus Plan during 2007.

(4)	No-one from these groups participated in the Executive Bonus Plan during 2007.

Requisite Approval
In order for the Executive Bonus Plan to be re-approved and amended, the holders of a majority of the Company’s Capital Stock represented at the Annual Meeting must vote for the proposal.

The Board of Directors and management recommend that the stockholders of the Company vote “FOR” re-approval and amendment of the Executive Bonus Plan.

Other Business

Neither the Board nor management intends to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement.  Nor do the Company’s bylaws allow any stockholder to bring any such other matter before the Annual Meeting.  Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named in the Proxy Card will vote on such matters according to their best judgment.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth biographical information concerning the executive officers, directors and director nominees of the Company.  The information is as of the Record Date.  All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

Name	Positions and Offices with the Company
Charles E. Hurwitz	Chairman of the Board and Chief Executive Officer
J. Kent Friedman	Co-Vice Chairman of the Board and General Counsel
Shawn M. Hurwitz	Co-Vice Chairman of the Board and President
M. Emily Madison	Vice President, Finance
Bernard L. Birkel	Secretary
Robert J. Cruikshank	Director
Ezra G. Levin	Director
Stanley D. Rosenberg	Director
Michael J. Rosenthal	Director

Charles E. Hurwitz.  Mr. C. Hurwitz, age 67, has served as a member of the Board and the Executive Committee of the Company since August 1978.  He was elected as Chairman of the Board and Chief Executive Officer of the Company in March 1980.  He is generally referred to herein as “C. Hurwitz.”  Mr. C. Hurwitz is a nominee for election as a General Director of the Company.  He would serve until the 2011 meeting.  He served the Company as President from January 1993 to January 1998 and from April 2006 to May 30, 2007.  Mr. C. Hurwitz is the President and the sole Director of Giddeon Holdings, Inc. (“Giddeon”).  That company is primarily engaged in the management of investments and is indirectly a principal stockholder of the Company.

J. Kent Friedman.  Mr. Friedman, age 64, was elected a director and Vice Chairman of the Company in May 2000.  He has served as General Counsel of the Company since December 1999.  Mr. Friedman was a partner in Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law firm, from 1982 through December 1999.  He was the Managing Partner of that firm from 1982 through 1992.  Mr. Friedman also serves as Chairman of the Board of the Harris County–Houston Sports Authority and is President of the Mickey Leland Kibbutzim Internship Foundation.  He served as Co-Chairman of the Greater Houston Inner City Games from 1998 to 2003, on the Board of Regents of Texas Southern University from 1987 to 1990, and on the Executive Committee of the Board of Directors of the Houston Symphony from 1984 to 1999.

Shawn M. Hurwitz.  Mr. Hurwitz, age 42, was elected a director and Co-Vice Chairman of the Company in April 2006 and President in May 2007.  He is generally referred to herein as “S. Hurwitz.”  He is also the President and Chief Executive Officer of MAXXAM Property Company (“MPC”), a wholly owned subsidiary of the Company engaged in real estate operations.  He has served in such capacity since August 2002.  Prior to that, he was a Vice President of MPC since February 1993.  Mr. S. Hurwitz is Chairman Emeritus of the Board for the Knowledge Is Power Program (“KIPP”) organization that includes several open-enrollment public schools providing education services for underserved pre-K to 11th grade students.  He is also a member of the Board of Directors of KIPP Foundation, which oversees KIPP Schools nationwide.  Mr. S. Hurwitz is the son of Charles E. Hurwitz, the Chairman of the Board and Chief Executive Officer of the Company.

M. Emily Madison.  Ms. Madison, age 39, is the Company’s Vice President, Finance.  Prior to joining the Company in 2005, Ms. Madison was a partner in Ernst & Young LLP beginning in May 2002 and a partner in Arthur Andersen LLP from September 2001 until May 2002.  From 1990 to 2001, Ms. Madison held various positions with Arthur Andersen LLP.  She is a Certified Public Accountant, and a member of both the American Institute of Certified Public Accountants and Financial Executives International.

Bernard L. Birkel.  Mr. Birkel, age 58, was named Secretary of the Company in May 1997.  He served as Managing Counsel–Corporate of the Company from May 1997 to February 2000, when he was appointed Senior Assistant General Counsel.  Mr. Birkel was Assistant Secretary of the Company from May 1991 to May 1997.  He served as Senior Corporate Counsel of the Company from August 1992 until May 1997.  He joined the Company as Corporate Counsel in August 1990.  Prior to that, Mr. Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

Robert J. Cruikshank.  Mr. Cruikshank, age 77, has served as a director of the Company since May 1993.  Mr. Cruikshank is a nominee for reelection as a Common Director of the Company to serve one year.  Mr. Cruikshank was a Senior Partner at the public accounting firm of Deloitte & Touche LLP from December 1989 until his retirement in March 1993.  Mr. Cruikshank served on the Board of Directors of Deloitte Haskins & Sells from 1981 to 1985 and as Managing Partner from June 1974 until the firm’s merger with Touche Ross & Co. in December 1989.  Mr. Cruikshank also serves as a director of Encysive Pharmaceuticals, Inc., a pharmaceutical company; as a trust manager of Weingarten Realty Investors; and as advisory director of Compass Bank–Houston.  Mr. Cruikshank has also served in a leadership capacity at a number of leading academic and health care organizations including: the Board of Directors, Texas Medical Center since 1989, and Regent and Vice Chairman of The University of Texas System from 1989 to 1995.

Ezra G. Levin.  Mr. Levin, age 74, was first elected a director of the Company in May 1978.    Mr. Levin is a member and co-chair of the New York and Paris law firm of Kramer Levin Naftalis & Frankel LLP.  He has held leadership roles in various legal and philanthropic capacities.  Mr. Levin has previously served as a trustee on behalf of the Securities Investor Protection Corporation, and taught as a visiting professor at the University of Wisconsin Law School, at Columbia College, and other academic institutions.

Stanley D. Rosenberg.  Mr. Rosenberg, age 76, has served as a director since June 1981.  He is a nominee for reelection as a Common Director of the Company to serve one year.  Mr. Rosenberg is a partner in the San Antonio, Texas law firm of Tuggey Rosenthal Pauerstein Sandoloski Agather LLP.  He was a partner in the law firm of Arter & Hadden LLP from April 1999 until May 2001; a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez from February 1990 through April 1999; and a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990.  Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities including:  Committee Chairman–State Bar of Texas Task Force on Title Companies (1984 to 1990); Member, University of Texas Graduate School of Business Advisory Council (1991 to 1992); Member of the Board of Visitors, University of Texas Law School (1992 to 1994); and, Director, University of Texas Health Science Center Development Board (1994 to present).

Michael J. Rosenthal.  Mr. Rosenthal, age 64, was first elected as a director of the Company in May 2000.  He is a nominee for reelection as a Common Director of the Company to serve one year.  Since 1986, Mr. Rosenthal has served as Chairman and President of M. J. Rosenthal and Associates, Inc., an investment and consulting company.  Mr. Rosenthal has also served as Chairman of Skins Inc., a manufacturer of men’s and women’s shoes since 2005, and as Chairman and Chief Executive Officer of Bill Blass New York, a high-end manufacturer of women’s clothing, from January 2006 through November 2007 and as Chairman since then.  From 1984 to 1986, Mr. Rosenthal served as a partner and a Managing Director of Wesray Capital Corporation, an investment company, and prior to that was Senior Vice President and Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm.  Mr. Rosenthal also serves as a director and Treasurer of the Horticultural Society of New York.  Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including:  American Vision Centers, Inc., Northwestern Steel & Wire Company, Star Corrugated Box Co., Inc., Vector Distributors, Inc., Western Auto Supply Company and Wilson Sporting Goods Company.  In September 2004, he was appointed a director of Nobel Learning Communities, Inc., a for-profit provider of education and school management services.

CORPORATE GOVERNANCE

The Board and its Committees

During 2007, no director attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.  The Company encourages all of its directors to attend the Annual Meeting.  To facilitate this, the Company schedules a regular Board meeting in conjunction with the Annual Meeting.  All of the directors attended the 2007 Annual Meeting.  The Board has determined that Messrs. Cruikshank, Levin, Rosenberg and Rosenthal are “independent” under the current standards of the American Stock Exchange (“AMEX”).  In making this determination, the Board considers any transactions or relationships between any of such directors and the Company or any of its affiliates.  This included the fact that Mr. Levin’s law firm performs limited legal services for the Company and certain of its subsidiaries and other affiliates.

The Board has the following standing committees: Executive, Audit, Conflicts and Compliance, Compensation Policy, and Section 162(m) Compensation.  The Board does not have a standing nominating committee nor does it have any committee performing a similar function.  See “–Nomination Process” below for further information.

2007 Board and Committee Membership Roster and Meetings
Name	Board	Executive	Audit	Conflicts & Compliance	Compensation Policy	Section 162(m)
Robert J. Cruikshank	X		X	X	X	X*
J. Kent Friedman	X			X
Charles E. Hurwitz	X*	X*
Shawn M. Hurwitz	X	X
Ezra G. Levin	X	X		X	X*
Stanley D. Rosenberg	X		X	X*	X	X
Michael J. Rosenthal	X		X*	X	X	X
Number of Meetings	12	0	4	3	6	5

*Chairman

The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board.

The Audit Committee serves as an independent and objective party to oversee the integrity of the Company’s accounting and financial reporting processes and internal control system, including the Company’s system of internal controls regarding financial reporting and accounting that management and the Board have established.  Consistent with such function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels.  The Company’s independent accountants report directly to the Audit Committee, which selects, sets compensation for, and evaluates the performance and independence of the Company’s independent accountants.  The Audit Committee also fosters an open avenue of communication among senior management, the independent accountants and the Board.  The Audit Committee has adopted a written charter.  One of the responsibilities assigned to the Audit Committee under its charter is to review and oversee any transactions required to be disclosed by the Company pursuant to Rule 404 of SEC Regulation S-K (certain transactions/relationships involving over $120,000 between the Company and directors, executive officers, 5% security holders of the Company, and certain other related persons and entities).

The Company has determined that each member of the Audit Committee is “independent” under the current standards of the AMEX applicable to audit committees.  In addition, the Board has determined that Mr. Cruikshank is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K.  Also see “Audited Related Matters” below.

The Conflicts and Compliance Committee (the “Conflicts Committee”) is responsible for (i) ensuring that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviewing possible conflicts of interest, and (iii) establishing, maintaining, governing and enforcing policies regarding sensitive payments, insider trading with regard to the Company’s equity securities and similar policies.  See also “–Code of Conduct” below.

The Compensation Policy Committee (the “Policy Committee”) reviews and approves proposals concerning (i) in general, the establishment or substitution of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company, and in certain instances, the Company’s subsidiaries.  However, the Policy Committee is not responsible for the matters specified in the following paragraph.

The Board is responsible for administering and amending the Company’s Non-Employee Director Stock Plan (the “Director Plan”).  The 162(m) Committee has the authority to administer and make amendments to the following Company Plans: Executive Bonus Plan, 2002 Omnibus Employee Incentive Plan (the “2002 Omnibus Plan”), and 1994 Omnibus Employee Incentive Plan.  The 162(m) Committee also establishes criteria to be used in determining awards to be made pursuant to the Executive Bonus Plan, and approves awards made pursuant to the 2002 Omnibus Plan.  The 162(m) Committee would also have the authority noted above with respect to any future plans or programs, if any, intended to comply with the provisions of Section 162(m).

Neither the Policy Committee nor the 162(m) Committee has adopted a written charter.  See the “Compensation Discussion and Analysis” section below for further information regarding the policies and procedures of the Company’s compensation committees in determining the compensation of the Company’s executive officers and management’s role in the process.

Policy Committee Interlocks and Insider Participation

No person who served on the Policy Committee or the 162(m) Committee during 2007 was an officer or employee of the Company or any of its subsidiaries at any time during 2007, nor was any of such persons formerly an officer of the Company or any of its subsidiaries.  During 2007, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, (ii) a director of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Nomination Process

The Company is a “controlled company” as such term is defined in the rules of the AMEX (due to the level of stock ownership of Mr. C. Hurwitz).  The Company does not have a standing nominating committee as the Board believes such a committee would not materially enhance the nominating process.  Instead, the Company’s relatively small Board of Directors relies on the expertise of the Board as a whole in choosing its director candidates.  The Company’s directors are familiar with each other through their Board service.  Each of the directors is also highly experienced and knowledgeable in business and board affairs.  The nominees named in this Proxy Statement were unanimously recommended by the full Board for submission to the stockholders as the Company’s nominees.  Should the Company or the Board determine in the future that additional or other Board nominees are advisable, it is likely that a variety of sources would be consulted for possible candidates, including the directors of the Company, various advisors to the Company, and possibly one or more director search firms.  Appropriate consideration also would be given to nominees for director previously suggested by stockholders of the Company.  The process by which a stockholder of the Company may suggest a nominee for director of the Company can be found above under “Annual Meeting Procedures–Stockholder Proposals for the 2009 Annual Meeting.”

Stockholder Communications with Directors

Due to the small number of communications from outside stockholders received by the Company, the Board has not adopted a formal process for receiving communications from stockholders.  However, a stockholder may contact the Board, or any individual director, by sending a written communication to the Board of Directors, MAXXAM Inc., c/o Corporate Secretary, 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056.  A stockholder’s letter should indicate that he or she is a stockholder of the Company.  Depending on the particular facts and circumstances, the Corporate Secretary will either (a) distribute such communication to the Board or particular directors, or (b) determine that the communication should not be forwarded to the Board or any of its members because (i) the communication is primarily commercial in nature, relates to the Company’s ordinary business or otherwise relates to matters that are not relevant to the Board, or (ii) the Company’s management can adequately address the stockholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual for action.

Code of Conduct

All of the Company’s directors and its officers and other employees (including senior executive, financial and accounting officers) are held accountable for adherence to the Company’s Code of Business Conduct and related compliance manuals (the “Code of Conduct”).  The Code of Conduct is intended to promote compliance with applicable governmental laws and regulations and help assure adherence to the highest ethical standards of conduct.

The Code of Conduct is to help the above-noted persons act as responsible citizens.  The Code of Conduct covers a variety of areas, including conflicts of interest, financial reporting and disclosure and internal controls, protection of Company assets and confidentiality, antitrust requirements, political participation, protection of the environment, insider trading, and discrimination and harassment.  Employees have an obligation to promptly report any known or suspected violation of the Code of Conduct and retaliation is prohibited.

Copies of the Code of Conduct may be obtained (without charge) by writing to MAXXAM Inc., c/o Corporate Secretary, 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth 2007 compensation information for the Company’s outside directors.  It covers compensation accrued by any non-employee directors of the Company for such period.  The Company’s employee directors are not compensated for their Board service as such.  Messrs. Friedman, C. Hurwitz and S. Hurwitz therefore are not included in this table.  See “Executive Compensation” above for information regarding their compensation.

Name (a)(1)	Fees Earned or Paid in Cash ($) (b)(2)		Option Awards ($) (d)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)		All Other Compensation ($) (g)(5)		Total ($) (h)
Robert J. Cruikshank	90,625	(6)	2,136	–		–		92,761
Ezra G. Levin	69,500		2,136	31,280	(7)	17,750	(8)	120,666
Stanley D. Rosenberg	80,000		2,136	–		–		82,136
Michael J. Rosenthal	80,000		2,685	–		38,000	(9)	120,685

(1)	Columns (c) and (e) of this table are not applicable and have therefore not been included.

(2)
See “–Non-Employee Director Compensation” below for a description of Board and committee fees paid to non-employee directors.  This column includes any Board or committee fees paid in 2007 that were earned in previous years.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with Financial Accounting Standard 123(R) (“SFAS No. 123(R)”).  This includes any increases resulting from the grant of new awards or the vesting of prior awards, any decreases resulting from the forfeiture of prior awards, and any increases/decreases resulting from changes in the assumptions used in calculating the value of previously-vested awards.  For a description of the assumptions used in calculating these amounts, see “–Stock Option Plans” in Note 11 to the Company’s Consolidated Financial Statements set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”).

(4)
Each of the Company’s non-employee directors receives an annual grant of stock options with tandem stock appreciation rights (“SARs”) under the Director Plan described below.  The grants in respect of 2007 were completed on May 31, 2007.  Each grant had an exercise price of $29.25 per share and a grant date fair value of $7,680.

(5)	Includes perquisites and other personal benefits, or property, unless the aggregate amount for any director is less than $10,000.

(6)	Includes an aggregate of $6,125 in fees for Mr. Cruikshank’s service on Board committees in prior years.

(7)	Reflects above-market earnings on previously-deferred compensation, as determined pursuant to Instruction 2 to Item 402(c)(2)(viii) of SEC Regulation S-K.

(8)	Reflects the following Board and committee fees paid or earned for Mr. Levin’s service as a director or manager of certain subsidiaries of the Company:

•
$14,500 for service as a director of The Pacific Lumber Company, a subsidiary of the Company (“Palco”).  Such amount includes (a) $2,000 in fees paid in 2008 that were earned in 2007, and (b) $2,500 for fees earned (but not paid) for service during the period of January 1, 2007 to January 18, 2007 (at which time Palco filed for Chapter 11 bankruptcy protection).

•
$3,250 of fees earned (but not paid) for service as a manager of Scotia Pacific Company LLC, a subsidiary of the Company (“Scopac”), for service during the period of January 1, 2007 to January 18, 2007 (at which time Scopac filed for Chapter 11 bankruptcy protection).

(9)
Reflects an aggregate of $38,000 for Board and committee fees paid or earned for Mr. Rosenthal’s service as a director of Palco, including $1,800 for fees earned (but not paid), for service during the period of January 1, 2007 to January 18, 2007.

Non-Employee Director Fees

The non-employee directors of the Company received the following Board and committee fees for their 2007 Board service:

•	A base annual fee of $50,000.

•	An annual fee of $3,000 for each Board committee they chaired and $1,500 for each Board committee on which they served as a member.

•	A fee of $1,500 for Board and committee meetings not held in conjunction with a regularly scheduled Board meeting.

Directors were also reimbursed for travel and other disbursements relating to Board and committee meetings.  Some of the non-employee directors also served on the boards of certain subsidiaries that compensate such directors for their service.  Any such compensation is reflected in column (g) of the Director Compensation Table above.

Deferred Compensation Program

All non-employee directors can participate in a deferred compensation program.  Under this program, non-employee directors may defer all or part, in 25% increments, of the director’s fees.  The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director.  The amounts credited are deemed “invested” in two investment choices: phantom shares of the Company’s Common Stock, and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%.  Deferred director’s fees and earnings are paid in cash to the director or beneficiary at specified times following the date the director ceases for any reason to be a member of the Board.  The amounts are paid in a lump sum or in a specified number of annual installments (not to exceed ten) based upon the director’s election.

Non-Employee Director Stock Plan

Non-employee directors participate in the Director Plan.  Under this plan, they are issued non-qualified stock options to purchase Common Stock (with tandem SARs beginning in 2004).  Up to 35,000 options may be granted under the Director Plan.  Expired, terminated and cancelled options may again be awarded under the plan.  The options are granted at the closing market price on the date of grant and have a ten-year term.  They vest over four years, subject to certain accelerated vesting provisions in the event of the director’s death or retirement.

Options to purchase 500 common shares are issued to a new non-employee director on the day following the annual meeting of stockholders at which the director is first elected.  Thereafter, such non-employee director receives 600 options the day following each subsequent annual meeting.  See column (d) to the Director Compensation Table above for further information in respect of outstanding awards and the 2007 grants.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

Ownership Table

The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s Common Stock and Preferred Stock by (a) those persons known by the Company to own beneficially more than 5% of either class, (b) each of the executive officers named in the Summary Compensation Table set forth below, (c) each of the directors or nominees for director, and (d) all directors and executive officers of the Company as a group.

Name Of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	% of Class	Aggregate Voting Power(2)
The Stockholder Group(3)(4)	Common Stock Preferred Stock	3,451,723(5)(6) 662,441	66.8 99.2	85.1
Gilda Investments, LLC(3)	Common Stock	2,472,743(5)	54.0	22.0
Dimensional Fund Advisors Inc.	Common Stock	338,418(7)	7.4	3.0
Bernard L. Birkel	Common Stock	18,544(8)	*	*
Robert J. Cruikshank	Common Stock	6,100(9)	*	*
J. Kent Friedman	Common Stock	64,387(8)	*	*
Charles E. Hurwitz(3)(4)	Common Stock Preferred Stock	3,451,723(5)(6) 662,441	66.8 99.2	85.1
Shawn M. Hurwitz	Common Stock	33,685(8)	*	*
Ezra G. Levin	Common Stock	6,100(9)	*	*
M. Emily Madison	Common Stock	6,180(8)	*	*
Stanley D. Rosenberg	Common Stock	7,100(9)	*	*
Michael J. Rosenthal	Common Stock	3,800(8)	*	*
All directors, nominees for director and executive officers of the Company as a group (9 persons)	Common Stock Preferred Stock	3,563,934(10) 662,441	67.7 99.2	85.3

*    Less than 1%.

(1)
Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table.  Includes (a) the number of shares in respect of stock options exercisable as of or within 60 days after the Record Date, and (b) the number of shares of stock that would have been received were stock used as payment upon exercise of any above-the-market SARs exercisable as of or within 60 days after the Record Date.

(2)	This column is included because the Preferred Stock is generally entitled to ten votes per share, while the Common Stock is entitled to one vote per share.

(3)
Gilda Investments, LLC (“Gilda”) is a wholly owned subsidiary of Giddeon.  Gilda, Giddeon, the Hurwitz Investment Partnership L.P., Mr. C. Hurwitz, his spouse, and Mr. S. Hurwitz may be deemed a “group” (the “Stockholder Group”) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.  The address of these entities and Mr. C. Hurwitz is 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056.

(The footnotes are continued on the following page)

(4)
Mr. C. Hurwitz serves as the sole director of Giddeon, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Giddeon.  His positions include Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and President of Giddeon.  By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. C. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(5)	Includes (a) 2,451,714 shares owned by Gilda as to which Mr. C. Hurwitz indirectly possesses voting and investment power, and (b) an option held by Gilda to purchase 21,029 shares.

(6)
Includes (a) 315,684 shares held directly by Mr. C. Hurwitz, (b) 536,834 options/SARs held by Mr. C. Hurwitz and exercisable within 60 days after the Record Date, (c) 46,277 shares separately owned by Mr. C. Hurwitz’s spouse and as to which Mr. C. Hurwitz disclaims beneficial ownership, (d) 46,500 shares of Common Stock owned by the Hurwitz Investment Partnership L.P., a limited partnership in which Mr. C. Hurwitz and his spouse each hold a 4.32% interest as General Partner, with the remaining interests in such limited partnership being held by Mr. C. Hurwitz’s children or trusts for their benefit, and (e) 33,685 options/SARs  held by Mr. S. Hurwitz and exercisable within 60 days after the Record Date.

(7)
This information is based solely on a Schedule 13G/A (the “Dimensional 13G”) filed with the SEC on February 6, 2008, by Dimensional Fund Advisors Inc. (“Dimensional”), a Delaware corporation which is a registered investment advisor.  The Dimensional 13G indicates that Dimensional has sole voting and dispositive power with respect to 338,418 shares and that all of such shares are owned by other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares.  The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(8)	Relates to options/SARs exercisable as of or within 60 days after the Record Date.

(9)	Includes options/SARs exercisable as of or within 60 days after the Record Date relating to 5,100 shares.

(10)
Includes the 3,451,723 shares owned by or attributed to the Stockholder Group.  The remaining shares consist of the following amounts held by the other directors and officers of the Company: (a) 4,000 directly-owned shares, and (b) options/SARs exercisable as of or within 60 days after the Record Date relating to 108,211 shares.

Section 16 Compliance

Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from the reporting persons, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and beneficial owners holding greater than ten percent.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2007, concerning securities that have been, or are available to be, issued under the various equity compensation plans of the Company.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Common Stock	1,019,086	$24.11	101,554(1)
Preferred Stock	–	–	70,000(1)

Equity compensation plans not approved by security holders	–	–	–
Total	1,019,086	$24.11	171,554(1)

(1)
Includes (a) 89,254 shares of Common Stock and 70,000 shares of Preferred Stock available for issuance under the 2002 Omnibus Plan and (b) 12,300 shares of Common Stock available for issuance under the Director Plan.  Awards under the 2002 Omnibus Plan may be made in the form of incentive or non-qualified stock options, stock appreciation rights, performance units or shares, and restricted and unrestricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

General

This section discusses and analyzes the compensation of our executive officers.  To help the flow of the discussion, we have used certain terms defined earlier in this Proxy Statement.  This section also defines additional terms.  Those terms are used in both this section and the rest of the Proxy Statement.

Two Board committees decide all executive officer compensation matters.  They are the Policy Committee and the 162(m) Committee.  The members of these committees are listed below.  Please see the Compensation Committee Report that follows this section.  The 162(m) Committee decides all compensation matters governed by Section 162(m) of the Internal Revenue Code.  See the last paragraph of this subsection for a summary of Section 162(m).  The Policy Committee decides all compensation matters not assigned to the 162(m) Committee.  Words in this section such as “we,” “us” and “our” generally refer to the Committees.

We normally make our major compensation decisions in December.  The major decisions are salary increases, annual bonuses, option grants and benefit plan changes.  The Vice President, Finance and Corporate Secretary collect management’s recommendations.  The Chief Executive Officer reviews these recommendations before they are presented to us.  Management does not make salary, bonus or option grant recommendations concerning the most senior officers.  However, we solicit the views of the Chief Executive Officer regarding his own compensation and that of the other executive officers.

The materials furnished to us include a chart showing each element of compensation.  The chart specifies the value of each compensation element for the last several years.  We frequently request management to prepare additional explanatory materials.  Management does not regularly use compensation consultants.  Nor do the Committees.  Instead, consultants are used only for matters requiring particular expertise

In reaching our decisions, we consider the qualities needed to effectively manage the Company’s particular operations.  For instance, the Company consists of business units in distinctly different industries.  Moreover, our executive officers have varying responsibilities.  We weigh the effectiveness of their efforts in light of these differences.  We are also attuned to traditional measures such as enhanced shareholder value.

The Company is particularly focused on being able to effectively respond to growth, divestiture, or other opportunities.  We therefore seek those talents required to increase the Company’s worth through:

•	the growth and diversification of our existing businesses;

•	acquisitions and expansion into new business areas;

•	financings, recapitalizations and reorganizations; and

•	dispositions that capture the value of our assets.

We especially reward the efforts of our executive officers toward accomplishing such objectives.  Additional factors we consider are the operational challenges faced by the individual business units and the Company as a whole.

We seek to comply with Section 162(m) of the Internal Revenue Code.   Doing so enables the Company to realize certain Federal income tax benefits.  Section 162(m) generally disallows a tax deduction to public companies for compensation of over $1 million to specified senior officers.  Compensation meeting certain requirements is not subject to this limit.  The Executive Bonus Plan and the 2002 Omnibus Plan are designed to comply with Section 162(m).  Any compensation earned as a result of these plans is therefore not subject to the limit described above.

Base Salary and Bonuses

Base salary and bonuses generally constitute the major portion of our executives’ compensation.  We try to pay base salaries that will attract qualified executives.  This means persons whose abilities, education, training, and experience enable them to be key contributors.  Initial salary determinations are based primarily on:

•	individual attributes and performance;

•	background and qualifications;

•	level of experience;

•	range and type of responsibilities to be assumed;

•	industry trends; and

•	previous competitive pressures.

Messrs. C. Hurwitz, S. Hurwitz, Friedman and Birkel have been employed by the Company for at least several years.  Some have served considerably longer.  Ms. Madison has been employed by the Company for three years.  She also had extensive prior experience working with the Company.  Over several years, she was the audit manager and then partner on the Company’s outside audit engagement.  In those capacities, she gained substantial knowledge of the Company’s business and affairs.  The factors cited above were used to establish these officers’ initial salaries.

Base salaries are adjusted annually.  The primary factors typically considered by us are:

•	changes in an executive officer’s responsibilities

•	the officer’s individual performance;

•	Company performance;

•	cost-of-living changes; and

•	economic and industry trends.

We base our discussions on the totality of the information.  In certain years, we have not approved any salary increases for some or all of the executive officers.  For the salaries of the executive officers, see column (c) to the Summary Compensation Table below.

We believe that a significant portion of an executive officer’s compensation should be “at risk” in the form of annual discretionary bonuses.  This design best serves both the short- and long-term interests of our stockholders.  Executive officers are not assured of a higher level of compensation through larger on-going base salaries.  Rather, their efforts are evaluated at the end of each year.  Bonus compensation is typically awarded in December.  Bonuses are normally paid in cash shortly after the award.  We sometimes defer payment of all or a portion of a bonus to a later date.  The deferral of bonuses has sometimes been used as a retention mechanism.

The Policy Committee determines what we refer to as “regular bonuses.”  Regular bonuses are those that do not fall under Section 162(m).  In determining regular bonuses, the Policy Committee considers such matters as:

•	the officer’s on-going duties;

•	any particular challenges faced by the officer;

•	the officer’s overall performance;

•	personal or Company accomplishments;

•	the performance of the applicable business units;

•	particular projects undertaken; and

•	the assumption of additional responsibility.

The overall performance of the Company is also a key consideration.  We do not base our decisions on particular factors or any predetermined formula.  Instead, we consider all relevant information for each individual.

The 162(m) Committee determines what we refer to as “162(m) bonuses.”  162(m) bonuses are those paid under the Executive Bonus Plan.  Only executive officers with an annual base salary over $500,000 participate in the Executive Bonus Plan.  The only participants in 2007 were Messrs. Friedman and C. Hurwitz.  By the end of each March, the 162(m) Committee determines various goals and objectives for each participant.  We refer to these goals and objectives as the “Bonus Criteria.”  Specified bonus amounts can be earned upon achievement of a goal or objective.  No matter what amount is earned, the 162(m) Committee can reduce any earned amounts prior to payment.  The 162(m) Committee has previously exercised this authority multiple times.  Whether it does so depends on a variety of factors.  These include those noted above, the other compensation paid to the executive that year, and the overall extent to which the Bonus Criteria are achieved.

Normally, certain of the Bonus Criteria are tied to overall Company performance.  Other criteria are based on the performance and objectives of individual business units.   These are the business units for which the executive has particular responsibility.  The first column of the following table details Mr. C. Hurwitz’s Bonus Criteria for 2007.  The second column indicates the bonus amount earned if the criterion was achieved.  The business development projects related to potential achievements by the real estate and racing business units.

Bonus Criterion	Amount Earned
Net income improvement from 2006 to 2007	1% of base salary for each $1 million of improvement, subject to a maximum of $1,252,000 (150% of his base salary)
Completion of specified business development projects	25% of base salary for each project, subject to a maximum of $835,000 (100% of his base salary)
Transactions exceeding $25 million	75% of base salary for each transaction, subject to a maximum of $1,878,000 (225% of his base salary)
Earnings improvement from 2006 to 2007	1% of base salary for each $0.15 of improvement, subject to a maximum of $1,252,000 (150% of base salary)
Achievement of plan by business units	33% of his base salary for each unit achieving its business plan (real estate, racing operations and the corporate segment)

Mr. Friedman’s Bonus Criteria for 2007 were based upon similar items.  However, the bonus categories were tailored to his specific responsibilities.  The bonus amounts earned were computed on the same basis as those for Mr. C. Hurwitz.

During 2007, Mr. C. Hurwitz earned $208,750 under the 2007 Bonus Criteria.  The 162(m) Committee in December 2007 awarded the entire $208,750 to him.  However, the 162(m) Committee deferred payment of the amount until 2008.  In addition, the Policy Committee in December awarded Mr. C. Hurwitz a “regular” bonus of $154,250.  The Policy Committee also deferred payment of the amount until 2008.  Both bonuses were paid in January 2008.  During 2007, Mr. Friedman earned $127,500 under the 2007 Bonus Criteria.  The 162(m) Committee did not award any of this amount to Mr. Friedman.  However, the Policy Committee in December 2007 awarded him a “regular” bonus of $275,000.  All of this amount was paid in December 2007.  See (d) to the Summary Compensation Table for the bonus amounts earned by the other executive officers.

Stock Option Awards

The 162(m) Committee grants stock options.  The 162(m) Committee believes executive officers should have a significant proprietary interest in the Company.  Doing so aligns their interests with those of the stockholders.  The 162(m) Committee also believes that options are a means of retaining key personnel.  The number of options awarded depends on factors similar to those used for the other elements of compensation.  The 162(m) Committee tries to achieve a balance between motivating recipients and not overly diluting stockholders.  To this end, the 162(m) Committee periodically reviews how the percentage of options held by Company personnel compares to other companies.

Option grants are normally considered in December.  The 162(m) Committee has occasionally granted options at other times.  This would likely be due to special circumstances.  One example would be an executive officer joining the Company.  The only plan allowing option grants is the 2002 Omnibus Plan.  This plan permits up to 700,000 Common Stock options and 70,000 Class A Preferred Stock options.  The 162(m) Committee’s recent grants have been non-qualified stock options with tandem stock appreciation rights.  A variety of other instruments can be granted under the 2002 Omnibus Plan:  incentive stock options, restricted and unrestricted stock, and performance units and shares.  The 162(m) Committee does not anticipate issuing such other instruments.  However, the 162(m) Committee could do so under appropriate circumstances.

Common Stock options are granted at an exercise price at least equal to the closing market price of the Common Stock on the date of grant.  The 162(m) Committee has in the past granted Common Stock options with an exercise price higher than the closing price.  This was intended to be an incentive for recipients.  The 162(m) Committee has never granted Common Stock options at less than the closing price.  Nor does it anticipate doing so in the future.  Class A Preferred Stock options have not been granted recently.  The 162(m) Committee does not “backdate” options.  Nor has it done so at any time in the past.

For information regarding the options awarded in 2007,  see “Executive Compensation–Grants of Plan-Based Awards Table” below.  For information regarding unexercised options, see “Executive Compensation–Outstanding Equity Awards at Fiscal Year-End Table” below.  Also see column (f) to the Summary Compensation Table below.

Miscellaneous Compensation

Other executive officer compensation falls into three principal areas: retirement benefits, the Company’s Capital Accumulation Plan (the “Capital Accumulation Plan”), and perquisites.  The term “retirement benefits” is used broadly to include benefits under the Company’s 401(k) savings plan (the “Savings Plan”).

Prior to December 31, 2005, executive officers earned benefits under the Company’s pension plan (the “Pension Plan”).  Certain executive officers also earned benefits under the Supplemental Executive Retirement Plan (“SERP”).  See “Executive Compensation–Retirement Plans” below for a description of these two plans.  Also see “Executive Compensation–Pension Benefits Table” for the officers’ accumulated plan benefits.  The Pension Plan and SERP were each “frozen” effective as of December 31, 2005. This means that participants no longer accrue benefits under the two plans after that date.

In conjunction with the Pension Plan and SERP freeze, the Policy Committee approved the following enhancements to the Savings Plan:

•	Increased the Company match to 4%. The previous match rate for executive officers was 2%.

•
Began a “transition” Savings Plan contribution.  This feature provides for additional employer contributions to participants’ Savings Plan accounts.  The payments will be made for up to ten years.  Payments graduate from 1.00% to 11.00% of base salary depending on the person’s age.

•	Instituted annual discretionary contributions. This allows employers to annually contribute up to an additional 2% of base salary to participants’ Savings Plan accounts.

See the “Other Compensation Table” below for the Company’s 2007 contributions to executive officers’ Savings Plan accounts.  Also see “Executive Compensation–Executive Bonus and Savings Plans” below for a summary of the Savings Plan.

The Internal Revenue Code limits the total amount that can be contributed to the Savings Plan.  The above changes will cause these limits to be reached in certain cases.  To address this, the Policy Committee adopted a Supplemental Savings Plan (the “Supplemental Savings Plan”).  If the Internal Revenue Code limit is reached, any remaining contributions are credited to the Supplemental Savings Plan.  See column (h) of the Summary Compensation Table and the “Other Compensation Table” below for amounts credited to executive officers.  Also see “Executive Compensation–Deferred Compensation Plans” below for a summary of the Supplemental Savings Plan.

All of the Company executive officers participate in the Capital Accumulation Plan.  This plan is intended as an additional means of retaining key personnel.  Prior to 2006, benefits accrued at a rate of 15% of base salary.  In December 2005, the Policy Committee re-evaluated this plan.  As a result, the Committee reduced the accrued benefit to 2% of base salary effective January 1, 2006.  For amounts credited or vested under this plan, see column (h) to the Summary Compensation Table and the “Other Compensation Table” below.  For a summary of the Capital Accumulation Plan, see “Executive Compensation–Deferred Compensation Plans” below.

The executive officers have varying perquisites.  However, compensation due to perquisites has typically been limited as compared to other forms of compensation.  The principal perquisite received by executive officers is the use of automobile.  For a description of perquisite income, see the “Other Compensation Table” below.  See column (i) of the Summary Compensation Table below and the “Other Compensation Table” below for a description of any other compensation earned by any of the executive officers.

Compensation of the Chief Executive Officer

Mr. Charles E. Hurwitz is the Company’s Chairman of the Board and Chief Executive Officer.  His compensation generally consists of the same elements as for the Company’s other executive officers.  However, we recognize his special talents.  These abilities have from time to time provided unique benefits to the Company.  Accordingly, we usually set actual or potential awards at higher levels.  The Policy Committee has on occasion awarded extraordinary compensation to Mr. C. Hurwitz.  This was done in recognition of his special role in important transactions.  It was also designed as an incentive to pursue future opportunities.  The Policy Committee may make similar awards in the future.

COMPENSATION COMMITTEE REPORT

The Policy Committee and 162(m) Committee have reviewed and discussed the Compensation Discussion and Analysis with management, as provided below, and based on their review and discussions recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Section 162(m) Compensation Committee of the Board of Directors Robert J. Cruikshank, Chairman Stanley D. Rosenberg Michael J. Rosenthal	Compensation Policy Committee of the Board of Directors Ezra G. Levin, Chairman Robert J. Cruikshank Stanley D. Rosenberg Michael J. Rosenthal

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for 2007 and 2006 with respect to all of the Company’s executive officers (the “named executive officers”), including its principal executive and financial officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)	(j)
Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer	2007 2006	835,000 835,000	154,250(6) 150,000(7)	246,337 (1,207,772)	208,750(6) 950,000(7)	65,920(8) 60,447(9)	272,137 315,280	1,782,394 1,102,955
M. Emily Madison, Vice President, Finance	2007 2006	300,000 252,500	250,000 200,000	19,876 20,347	– –	270(10) 109(10)	40,310 38,960	610,456 511,916
J. Kent Friedman, Co-Vice Chairman of the Board and General Counsel	2007 2006	510,000 505,000	275,000 300,000	99,796 63,732	– –	45,138(11) 25,113(12)	200,785 186,477	1,130,719 1,080,322
Shawn M. Hurwitz, Co-Vice Chairman of the Board and President	2007 2006	467,744 325,000	325,000 412,500	46,792 (8,741)	– –	2,869(13) –	37,162 38,666	879,567 767,425
Bernard L. Birkel, Secretary	2007 2006	230,000 210,000	130,000 120,000	19,672 (20,594)	– –	15,280(14) 1,062(14)	36,094 32,445	431,046 342,913

(1)	Column (e) of this table is not applicable and has therefore not been included.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with SFAS No. 123(R).  This includes any increases resulting from the grant of new awards or the vesting of prior awards, any decreases resulting from the forfeiture of prior awards, and any increases/decreases resulting from changes in the assumptions used in calculating the value of previously-vested awards.  For a description of the assumptions used in calculating these amounts, see “–Stock Option Plans” in Note 11 to the Company’s Consolidated Financial Statements set forth in its 2007 Form 10-K.

(3)
The options forfeited by the named executive officers during the indicated years were as follows:  Mr. C. Hurwitz – (a) in 2007, 32,500 relating to Common Stock and with an exercise price of $41.50, and (b) in 2006, 45,000 relating to Class A Preferred Stock, 22,500 with an exercise price of $46.80 and 22,500 with an exercise price of $50.875; Mr. Birkel – in 2007, 4,200 relating to Common Stock, 2,400 with an exercise price of $41.50 and 1,800 with an exercise price of $42.625.

(4)	The decreases reflected in the column resulted principally from a decrease in the price of the Company’s Common Stock.

(5)
Includes perquisites and other personal benefits, or property, unless the aggregate amount for any named executive officer is less than $10,000.  For details regarding the various items of compensation included in this column, see the “–Other Compensation Table” below.

(6)
Reflects bonuses awarded in 2007 under the Executive Bonus Plan (column (g)) and otherwise (column (d)), although their payment was deferred until 2008 by the 162(m) Committee and the Policy Committee, respectively.  Excludes bonuses awarded in 2006, the payment of which was deferred until 2007.

(7)
Reflects bonuses awarded in 2006 under the Executive Bonus Plan (column (g)) and otherwise (column (d)), although their payment was deferred until 2007 by the 162(m) Committee and the Policy Committee, respectively.  Excludes bonuses awarded in 2005, the payment of which was deferred until 2006.

(8)
Consists of above-market earnings of (a) $22,719 on previously-credited amounts under the Capital Accumulation Plan, (b) $41,870 on previously-deferred compensation under the Company’s deferred compensation program for executive officers (the “Deferred Compensation Program”), and (c) $1,331 on amounts previously credited to such person’s account under the Supplemental Savings Plan.  Excludes an aggregate of $116,532 of decreases from the prior year in the present value of his accumulated benefit under the Pension Plan and the SERP.  For a description of each such plan or program, see “–Deferred Compensation Plans” and “–Retirement Plans” below.

(The footnotes are continued on the following page)

(9)
Consists of above-market earnings of (a) $26,851 on previously-credited amounts under the Capital Accumulation Plan, and (b) $33,596 on previously-deferred compensation under the Deferred Compensation Program.  Excludes an aggregate of $185,211 of decreases from the prior year in the present value of his accumulated benefit under the Pension Plan and the SERP.

(10)
The 2007 amount consists of above-market earnings of $108 on previously-vested amounts under the Capital Accumulation Plan, and (b) an increase of $162 from the prior year in the present value of her accumulated benefit under the Pension Plan.  The 2006 amount consists of above-market earnings on previously-vested amounts under the Capital Accumulation Plan.

(11)
The 2007 amount consists of (a) above-market earnings of $8,113 and $732 on amounts previously vested or credited to such person’s account under the Capital Accumulation Plan and the Supplemental Savings Plan, respectively, and (b) an aggregate of $36,293 of increases from the prior year in the present value of his accumulated benefit under the Pension Plan and the SERP.

(12)
The 2006 amount consists of (a) $8,360 of above-market earnings on previously-vested amounts under the Capital Accumulation Plan, and (b) an increase of $6,722 and $10,031 in the present value of accumulated benefit under the Pension Plan and the SERP, respectively.

(13)
Consists of (a) above-market earnings of $24 on previously-vested amounts under the Capital Accumulation Plan, and (b) an increase of $2,845 from the prior year in the present value of his accumulated benefit under the Pension Plan.

(14)
The 2007 amount consists of (a) above-market earnings of $15 and $49 on amounts previously vested or credited to such person’s account under the Capital Accumulation Plan and the Supplemental Savings Plan, respectively, and (b) an increase of $15,216 from the prior year in the present value of his accumulated benefit under the Pension Plan.  The 2006 amount reflects an increase from the prior year in the present value of his accumulated benefit under the Pension Plan.

Other Compensation Table

The following table contains information regarding amounts included as part of column (i) amounts set forth in the Summary Compensation Table.

Name	Year	Savings Plan(1)	Capital Accumulation Plan(2)	Supplemental Savings Plan(3)	Automobile(4)	Other Items
Charles E. Hurwitz	2007 2006	31,962 35,200	87,604 83,713	86,380 82,150	12,773 14,094	53,418(5) 100,123(6)
M. Emily Madison	2007 2006	19,575 19,905	5,552 3,754	– –	15,000 15,000	183(7) 301(7)
J. Kent Friedman	2007 2006	31,287 29,231	88,714 78,032	46,672 45,219	16,473 15,600	17,369(8) 18,395(8)
Shawn M. Hurwitz	2007 2006	23,152 27,012	2,590 650	– –	11,057 11,004	363(7) –
Bernard L. Birkel	2007 2006	29,389 29,000	1,388 420	4,823 3,025	– –	494(7) –

(1)	Reflects the aggregate amount of employer contributions made to such person’s account under the Savings Plan. For a description of the Savings Plan, see “–Executive Bonus and Savings Plans” below.

(2)
Reflects the amount credited or vested to such person’s account under the Capital Accumulation Plan (including earnings on amounts previously credited or vested, other than above-market earnings reflected in column (h) of the Summary Compensation Table above).

(3)
Reflects the amount credited to such person’s account under the Supplemental Savings Plan (including earnings on previously-credited amounts, other than above-market earnings reflected in column (h) of the Summary Compensation Table).

(4)	Reflects amounts paid or reimbursed for the use of an automobile.

(5)
Reflects (a) 53,220 of earnings on previously-deferred compensation under the Deferred Compensation Program (other than above-market earnings reflected in column (h) of the Summary Compensation Table), and (b) a gift.

(6)
Reflects (a) $50,446 of earnings on previously-deferred compensation under the Deferred Compensation Program (other than above-market earnings reflected in column (h) of the Summary Compensation Table), (b) $49,500 in fees earned for services as a director of Kaiser Aluminum Corporation (“Kaiser”), a former subsidiary of the Company, and Kaiser’s principal operating subsidiary, Kaiser Aluminum & Chemical Corporation (“KACC”), and (c) a gift.

(The footnotes are continued on the following page)

(7)	Reflects a gift.

(8)	Reflects (a) $14,608 and $14,608 of disability and life insurance payments for 2007 and 2006, respectively, (b) $2,866 and $3,787 of club dues for 2007 and 2006, respectively, and (c) a gift for 2007.

Executive Bonus and Savings Plans

Executive Bonus Plan
The participants under the Executive Bonus Plan in 2007 were Messrs. C. Hurwitz and Friedman.  This plan is designed to secure a tax deduction by the Company for payments that are made under it.  The 162(m) Committee, which administers the Executive Bonus Plan, identifies performance goals for which a participant is particularly responsible and which would be of significant benefit to the Company.  Various possible categories of performance goals are specified in the Executive Bonus Plan.  By no later than the 90th day of each year, the 162(m) Committee establishes the performance goals for that year.  It also determines the amount that the participant can earn upon achieving a goal.  Any amounts earned are, however, subject to unilateral reduction by the 162(m) Committee.  Only executive officers earning in excess of $500,000 are eligible to participate in the Executive Bonus Plan.  In no event can an executive officer be awarded more than $12.0 million under the Executive Bonus Plan in respect of any fiscal year.  See “–Grants of Plan-Based Awards Table” for information regarding the performance criteria for 2007.

Savings Plan
The Savings Plan maintained by the Company is a 401(k) defined contribution plan.  In conjunction with the freezing of the Pension Plan and SERP (see “–Retirement Plans” below), the Company instituted certain enhancements to the Savings Plan.  At that time, the Company increased to 4% the amount of a participant’s contributions that it would match.  Previously, the matching contribution was 2% for highly compensated employees and 3% for other employees.  The Company also commenced a transition contribution generally applicable to persons that were participants under the Pension Plan.  This feature provides for employer contributions to be paid into participants’ Savings Plan accounts for up to ten years.  The payments graduate from 1.00% (generally of base salary) for participants who are 29 or younger to 11.00% for participants who are 60 or older.  Participating employers in the frozen Pension Plan, including the Company, are also permitted to make additional annual discretionary contributions to participants of up to 2% (generally of base salary).

The Company also adopted the Supplemental Savings Plan in connection with freezing the Pension Plan and SERP.  See “–Deferred Compensation Plans–Supplemental Savings Plan” below for a description of this plan.

Employment Contracts

On April 5, 2005, Ms. Madison and the Company entered into a three-year Executive Employment Agreement that expired on March 31, 2008.  The agreement provided that Ms. Madison would be Vice President, Finance with a beginning base salary of $228,600 per year (such base salary to be reviewed in accordance with the Company’s generally applicable practices).  She was also to receive an annual bonus of not less than $50,000 during the term of the agreement, and was granted non-qualified stock options, with tandem SARs, in respect of 5,000 shares of Common Stock (at an exercise price of $28.65 per share).  She also received a one-time signing bonus of $37,500, was entitled to an annual automobile allowance of $15,000, and became eligible to participate in the Capital Accumulation Plan.  Ms. Madison was also entitled to participate in all general employee benefit plans and programs available to the Company’s senior executive employees.

Now that Ms. Madison’s agreement has expired, none of the Company’ senior executive employees currently have an employment agreement with the Company.

Grants of Plan-Based Awards Table

The following table sets forth certain information concerning any grant of an award during 2007 under any plan to any of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)(1)	(j)	(k)	(l)
Charles E. Hurwitz	03/30/07 12/17/07	–(2) –	–(2) –	6,053,750(3) –	– 36,000(4)	– 27.01	– 361,800(5)
M. Emily Madison	12/17/07	–	–	–	5,300(4)	27.01	53,265(5)
J. Kent Friedman	03/30/07 12/17/07	–(2) –	– (2) –	3,187,500(3) –	– 8,925(4)	– 27.01	– 89,696(5)
Shawn M. Hurwitz	12/17/07	–	–	–	15,000(4)	27.01	150,750(5)
Bernard L. Birkel	12/17/07	–	–	–	3,000(4)	27.01	30,150(5)

(1)	Columns (f) – (i) of this table are not applicable and have therefore not been included.

(2)
On March 30, 2007, the 162(m) Committee established bonus criteria for 2007 (the “2007 Bonus Criteria”) under the Executive Bonus Plan.  The 2007 Bonus Criteria related to Messrs. C. Hurwitz and Friedman, the sole participants under the Executive Bonus Plan in 2007.  The 2007 Bonus Criteria for Mr. C. Hurwitz were based upon:  (a) improved consolidated financial results, (b) the Company’s business units undertaking specific business opportunities, (c) certain favorable developments involving the Company’s racing operations, (d) completion of a transaction exceeding $25 million, (e) improved earnings per share, and (e) and achievement by the Company’s corporate and operating segments of their business plans.  Mr. C. Hurwitz could also earn various amounts under the 2007 Bonus Criteria in 2008 depending on whether any of the criteria were satisfied prior to establishment of the bonus criteria for 2008.  The 2007 Bonus Criteria for Mr. Friedman were based upon similar categories, although the categories were tailored to Mr. Friedman’s particular duties and responsibilities.  Estimated Threshold and Target amounts were not specified in columns (c) - (d) because (x) there was no way to know whether any of the 2007 Bonus Criteria would be satisfied, (y) even if either or both of items (a) and (e) were satisfied, there was no way to reasonably estimate the extent of the improved performance, and (z) the ability of the 162(m) Compensation Committee to unilaterally reduce any amounts earned.

(3)	Reflects the maximum that could have been earned had all of the 2007 Bonus Criteria been satisfied.

(4)
This award of non-qualified stock options, with tandem SARs, was made under the 2002 Omnibus Plan.    The exercise price was the closing price of the Company’s Common Stock on the AMEX on the date of grant.  20% of such grants will become exercisable on each of the next five succeeding anniversary dates.  The instruments are generally not transferable and have a ten-year term, subject to earlier termination in the event that the person is no longer employed by the Company.

(5)
The grant date fair value was determined using a Black-Scholes pricing model.  For a description of the assumptions used in calculating the fair value, see “–Stock Option Plans” in Note 11 to the Company’s Consolidated Financial Statements set forth in its 2007 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End Table

Option Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)
Charles E. Hurwitz	32,500 116,200 124,600 124,600 79,744 34,200 17,790 7,200 –	– – – – 19,936(2) 22,800(3) 26,685(4) 28,800(5) 36,000(6)	– – – – – – – – –	55.0000 15.8750 17.9500 9.4000 19.7200 33.0000 33.4500 26.5000 27.0100	03/03/2009 12/27/2010 12/12/2011 12/10/2012 12/10/2013 12/20/2014 12/07/2015 12/11/2016 12/17/2017
M. Emily Madison	2,000 2,120 1,060 –	3,000(7) 3,180(4) 4,240(5) 5,300(6)	– – – –	28.6500 33.4500 26.5000 27.0100	04/04/2015 12/07/2015 12/11/2016 12/17/2017
J. Kent Friedman	17,500 3,760 8,360 12,540 10,032 6,840 3,570 1,785 –	– – – – 3,344(2) 4,560(3) 5,355(4) 7,140(5) 8,925(6)	– – – – – – – – –	45.5000 16.3750 17.9500 9.4000 19.7200 33.0000 33.4500 26.5000 27.0100	12/01/2009 12/18/2010 12/12/2011 12/10/2012 12/10/2013 12/20/2014 12/07/2015 12/11/2016 12/17/2017
Shawn M. Hurwitz	8,200 8,200 6,560 6,000 3,150 1,575 –	– – 1,640(2) 4,000(3) 4,725(4) 6,300(5) 15,000(6)	– – – – – – –	17.9500 9.4000 19.7200 33.0000 33.4500 26.5000 27.0100	12/12/2011 12/10/2012 12/10/2013 12/20/2014 12/07/2015 12/11/2016 12/17/2017
Bernard L. Birkel	2,500 1,140 5,100 3,060 3,264 1,680 1,200 600 –	– – – – 816(2) 1,120(3) 1,800(4) 2,400(5) 3,000(6)	– – – – – – – – –	45.5000 16.3750 17.9500 9.4000 19.7200 33.0000 33.4500 26.5000 27.0100	12/13/2009 12/18/2010 12/12/2011 12/10/2012 12/10/2013 12/20/2014 12/07/2015 12/11/2016 12/17/2017

(1)	This table reflects outstanding equity awards as of December 31, 2007 for the named executive officers. Columns (g) – (j) of this table are not applicable and have therefore not been included.

(2)        Such options will vest on December 10, 2008.

(3)	Such options vest ratably on December 20, 2008 and 2009.

(4)	Such options vest ratably on December 7, 2008, 2009 and 2010.

(5)	Such options vest ratably on December 11, 2008, 2009, 2010 and 2011.

(6)        Such options vest ratably on December 17, 2008, 2009, 2010, 2011 and 2012.

(7)	Such options vest ratably on April 4, 2008, 2009 and 2010.

Option Exercises and Stock Vested Table

This table has not been included as (a) none of the named executive officers exercised stock options, SARs or similar instruments during 2007, and (b) no restricted stock, restricted stock units or similar units vested during 2007.

Pension Benefits Table

The following table reflects certain information with respect to each plan that provides for payments at, following, or in connection with, retirement by any of the named executive officers.  These plans are the Pension Plan and the SERP.  See “–Retirement Plans” below for a description of these plans, including the date that they were frozen.  See also “–Executive Bonus and Savings Plan” above and “–Non-Qualified Deferred Compensation Plans–Supplemental Savings Plan” below.

Name (a)	Plan Name(s) (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Charles E. Hurwitz	Pension Plan SERP	25 25	1,329,210 1,867,344	– –
M. Emily Madison	Pension Plan SERP(2)	1 –	8,914 –(3)	– –
J. Kent Friedman	Pension Plan SERP	6 6	255,041 380,577	– –
Shawn M. Hurwitz	Pension Plan SERP(2)	14 –	122,837 –(3)	– –
Bernard L. Birkel	Pension Plan SERP(4)	15 –	334,818 –(3)	– –

(1)	As of December 31, 2005, the date the Pension Plan and the SERP were frozen (see below).

(2)	As of December 31, 2007.

(3)	No amounts are shown as Ms. Madison and Messrs. S. Hurwitz and Birkel are not participants in the SERP.

Retirement Plans

MAXXAM Pension Plan
The named executive officers set forth in the above table are participants in the Pension Plan.  It is a non-contributory, defined benefit plan.  The Pension Plan was frozen as of December 31, 2005 (i.e. no benefits accrue after that date).  Prior to 1987, accrued benefits under the Pension Plan were based on the greater of two amounts computed by reference to the specified compensation and years of service.  For 1987 and 1988, the accrued benefit equaled 1.6% of annual salary up to two-thirds of the Social Security wage base, plus 2.4% of any remaining annual salary.  For 1989 through 1994, the accrued benefit equaled 1.75% of annual salary plus 0.6% of annual salary in excess of $10,000.  From 1995 through the date the Pension Plan was frozen, the accrued benefit equaled 2.35% of annual salary.  The above amounts were subject to certain Internal Revenue Code limitations.

Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets.  The Pension Plan automatically provides for a straight life annuity if the retiree is single and a joint and 50% survivor annuity if the retiree is married.  Under the straight life annuity, the retiree receives a monthly pension payment from the date of retirement until the retiree’s death.  Under the joint and 50% survivor annuity, the retiree receives a monthly pension payment from the date of retirement until the retiree’s death.  After the retiree’s death, the retiree’s spouse receives a monthly pension payment equal to 50% of the amount the retiree received (until the spouse’s death).  However, retirees are permitted, with spousal consent in the case of married retirees, to waive these automatic annuity forms and choose alternative annuity forms.  The available annuity forms are (i) straight life, (ii) joint and 50% survivor, (iii) joint and 66 2/3% survivor annuity, (iv) joint and 100% survivor annuity, and (v) life annuity with 10-year period certain.  Forms (i) and (ii) are described above.  Forms (iii) and (iv) are the same as the joint and 50% survivor annuity, except that the retiree’s survivor receives 66 2/3% and 100%, respectively, of what the retiree received.  Form (v) provides for a total of 120 monthly payments to the retiree or the retiree’s survivor.  The monthly pension payment received depends on the form of annuity selected.  The straight life annuity provides for the largest monthly payment, with the joint and 100% survivor annuity providing for the smallest monthly payment.

The Pension Plan allows for early retirement benefits to begin at age 55 or later if the retiree was a participant in the plan for at least 10 years prior to retirement.  Normal retirement benefits are reduced 0.6% for each of the first 60 months and 0.3% for each additional month the early benefits commencement date precedes the normal retirement date of 65.  Mr. Birkel is currently the only named executive officer eligible to receive early retirement benefits.

The following assumptions were used in determining the present value of accumulated Pension Plan benefits set forth in the Pension Benefits Table above: (a) the mortalities in the 1994 Group Annuity Mortality Table (as updated effective December 31, 2005), (b) a 6.00% interest rate, (c) a retirement age of the later of 65 or the person’s current age, and (d) the Pension Plan freeze effective December 31, 2005.

 Supplemental Executive Retirement Plan
The Company in 1991 adopted the SERP, an unfunded, non-qualified supplemental executive retirement plan.  The SERP provides eligible participants with benefits equivalent to what they would receive under the Pension Plan except for the limitations imposed by the Internal Revenue Code.  The SERP was frozen as of December 31, 2005.  Only two executive officers of the Company, Messrs. C. Hurwitz and Friedman, were participants in the SERP at the time that it was frozen.  The present value of accumulated SERP benefits set forth in the Pension Benefits Table above was based on the same assumptions used for the Pension Plan calculations (see above).

Non-Qualified Deferred Compensation Table

The following table sets forth certain information with respect to plans and programs of the Company providing for the deferral of compensation on a basis that is not tax-qualified under which any of the named executive officers participate.

Name (a)	Executive Contributions in the Last FY ($) (b)	Registrant Contributions in Last FY(1) ($) (c)	Aggregate Earnings in Last FY(1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Charles E. Hurwitz	–	98,250(2)	194,874(3)	–	2,528,233(4)
M. Emily Madison	–	4,369(5)	691(6)	–	11,580(7)
J. Kent Friedman	–	107,407(8)	36,824(9)	–	578,866(10)
Shawn M. Hurwitz	–	2,516(5)	98(6)	–	3,264(7)
Bernard L. Birkel	–	5,985(8)	290(9)	–	9,720(10)

(1)	All of the amounts set forth in these columns are included in columns (h) and (i) of the Summary Compensation Table.

(2)
Consists of the sum of amounts credited to such person’s account under the Capital Accumulation Plan and the Supplemental Savings Plan (exclusive of earnings on previously-credited amounts).  Both of these plans are described following this table.

(3)
Consists of the sum of earnings on previously-credited amounts under the Capital Accumulation Plan and the Supplemental Savings Plan, and (b) earnings on previously-deferred compensation under the Deferred Compensation Program for executive officers.  This program is described following this table.

(4)
Consists of the sum of all amounts credited to such person’s account under the Capital Accumulation Plan, the Supplemental Savings Plan and the Deferred Compensation Program, including earnings on previously-credited amounts.

(5)	Reflects the amount vested to such person’s account under the Capital Accumulation Plan (exclusive of earnings on previously-vested amounts).

(6)	Reflects earnings on previously-vested amounts under the Capital Accumulation Plan.

(7)	Consists of the sum of all amounts vested to such person’s account under the Capital Accumulation Plan, including earnings on previously-vested amounts.

(8)
Consists of the sum of amounts vested or credited to such person’s account under the Capital Accumulation Plan and the Supplemental Savings Plan (exclusive of earnings on previously-vested or credited amounts).

(9)
Consists of the sum of earnings on previously-vested or credited amounts under the Capital Accumulation Plan and the Supplemental Savings Plan (exclusive of earnings on previously-vested or credited amounts).

(10)
Consists of the sum of all amounts vested or credited to such person’s account under the Capital Accumulation Plan and the Supplemental Savings Plan, including earnings on previously-vested or credited amounts.

Deferred Compensation Plans

The following describes the plans and programs of the Company providing for the deferral of compensation on a basis that is not tax-qualified under which any of the named executive officers participate.  Each of these plans and programs is an unfunded general obligation of the Company.

Capital Accumulation Plan
The named executive officers participate in the Company’s Capital Accumulation Plan.  On December 31 of each year prior to January 1, 2006, the Company credited each participant’s account with an amount equal to 15% of the participant’s annual salary.  The Policy Committee reduced this percentage to 2% effective on January 1, 2006.  Earnings are credited on participant accounts as of each December 31 and upon the employee’s termination of employment (based on the prime rate of interest in effect at the end of the prior month).  A participant becomes vested at the rate of 10% per year from the date plan participation commences.  Vested balances are payable on the earlier of (a) termination of employment for any reason, or (b) December 31, 2008 (and every tenth December 31 thereafter).  Participants may elect to receive their vested balances in ten annual installments rather than a lump sum.  None of the named executive officers has made such an election.

Supplemental Savings Plan
The Internal Revenue Code limits the aggregate amount that may be contributed to the Savings Plan by an individual and the Company.  This limit was $45,000 for 2007.  The Supplemental Savings Plan provides for “automatic” benefits to the extent that employees are unable to receive amounts under the Savings Plan due to this limit.  Each December 31, employees are credited with the amounts they would have received under the Savings Plan but for the limits described above.  In addition, earnings are credited on participant accounts as of each December 31 and upon the employee’s termination of employment (based on the prime rate of interest in effect at the end of the prior month).  The employee’s account balance under the Supplemental Savings Plan is required to be distributed following the employee’s termination for any reason.

Deferred Compensation Program
The Company’s executive officers are generally eligible to participate in a deferred compensation program.  Under this program, executive officers may defer up to 30% of salary and up to 30% of any bonus otherwise payable to such executive officer in any calendar year.  The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid.  It is deemed “invested” in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month.  Deferred compensation, including all earnings credited to the book account, is paid in cash to the executive or beneficiary at specified times following the date the executive ceases for any reason to be an employee of the Company.  The amounts owed are paid either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive’s election.  None of the Company’s executive officers deferred any compensation under this program during 2007.

Termination Arrangements

The executive officers of the Company are eligible for severance benefits under the Company’s unfunded severance plan.  This plan has been in effect for a number of years and applies to all full-time employees.  It provides for severance pay equal to two weeks’ salary for each year of service.  Benefits are payable to employees who are involuntarily terminated for any reason other than severe dereliction of duty, gross misconduct or dishonesty.  In addition, terminated employees who have completed at least ten years of service are entitled to an additional four weeks’ salary for each $10,000 salary increment.  However, the total amount of severance benefits may not exceed 104 weeks of salary.  These amounts are payable in a lump sum.  As of December 31, 2007, the amounts payable under this plan for the named executive officers would have been as follows:  Mr. C. Hurwitz–$1,670,000; Ms. Madison–$23,077; Mr. Friedman–$156,917; Mr. S. Hurwitz–$1,050,000; and Mr. Birkel–$460,000.

AUDIT RELATED MATTERS

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) has completed its audit of the Company’s 2007 fiscal year financial statements.  Due to a delay in the filing of the Company’s 2007 Form 10-K, the Audit Committee has not been able to commence the selection process with respect to which firm will complete the 2008 audit.  Management expects that the selection will be completed as soon as practicable.  Representatives of Deloitte plan to attend the Annual Meeting either in person or by video or teleconference and will be available to answer questions.  Such representatives will also have an opportunity to make a statement at the Annual Meeting if they so desire.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into any such filing.

April 24, 2008
To the Board of Directors of MAXXAM Inc.:

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by Rule 2-07 of SEC Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  Deloitte & Touche LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be communicated to the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed with management and the independent auditors the quarterly reports on Form 10-Q of the Company for each of the three quarters in the nine-month period ended September 30, 2007 and the annual report on Form 10-K for the year ended December 31, 2007.  Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.  The Audit Committee discussed with Mr. C. Hurwitz and Ms. Madison, the Company’s Chief Executive and Chief Financial Officers, their certifications of such reports.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, which subsequently was filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors Michael J. Rosenthal, Chairman Robert J. Cruikshank Stanley D. Rosenberg

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company and its consolidated subsidiaries for professional services provided in 2007 and 2006 by Deloitte, the Company’s independent auditor and principal accounting firm.

	Years Ended December 31,
	2007	2006
Audit Fees(1)	$1,661,800	$2,415,800
Audit-Related Fees(2)	123,149	112,275
Tax Fees(3)	534,601	459,029
All Other Fees	–	–
Total	$2,319,550	$2,987,104

(1)
Consists of professional services rendered for auditing the annual financial statements of the Company and certain subsidiaries and for reviewing the quarterly financial statements of the Company and certain subsidiaries.

(2)	Consists of fees for auditing certain benefit plans of the Company and its subsidiaries.

(3)	Consists of fees for tax planning and tax compliance services.

The Audit Committee has responsibility for appointing, setting compensation and overseeing the independence and work of the independent auditor.  In recognition of this responsibility, the Audit Committee’s Charter requires pre-approval by the Audit Committee of all audit and non-audit services to be furnished by the independent auditor to the Company and its subsidiaries.  The Chairman of the Audit Committee (or in the Chairman’s absence, another Audit Committee member) may pre-approve such services on an emergency basis so long as the Audit Committee subsequently ratifies such action.  In addition, pre-approval is waived in those instances permitted by applicable SEC regulation so long as the Audit Committee subsequently approves such services within any applicable deadline.  None of the foregoing services were approved by the Audit Committee pursuant to the provisions of Section 2–01(c)(7)(i)(C) of SEC Regulation S-X.

CERTAIN TRANSACTIONS

Unless otherwise indicated, the information in this section is as of December 31, 2007.

Litigation Matters

USAT Matters
In December 1995, the United States Department of Treasury’s Office of Thrift Supervision (the “OTS”)  initiated a formal administrative proceeding (the “OTS action”) against the Company and others alleging, among other things, misconduct by the Company and certain of its affiliated persons (the “Respondents”) and others with respect to the failure of United Savings Association of Texas.  The OTS sought damages ranging from $326.6 million to $821.3 million under various theories.  Following 110 days of proceedings before an administrative law judge during 1997-1999, and over two years of post-trial briefing, on September 12, 2001, the administrative law judge issued a recommended decision in favor of the Respondents on each claim made by the OTS.  On October 17, 2002, the OTS action was settled for $0.2 million with no admission of wrongdoing on the part of the Respondents.

As a result of the dismissal of the OTS action, a related civil action, alleging damages in excess of $250 million, was subsequently dismissed.  This action, entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (the “FDIC action”), was originally filed by the Federal Deposit Insurance Corporation (the “FDIC”) in August 1995 against Mr. C. Hurwitz (Chairman and Chief Executive Officer of the Company).

        In May 2000, the Respondents filed a counterclaim to the FDIC action in the U.S. District Court in Houston, Texas (No. H95-3956).  In November 2002, the Respondents filed an amended counterclaim and an amended motion for sanctions (collectively, the “Sanctions Motion”).  The Sanctions Motion stated that the FDIC illegally paid the OTS to bring the OTS action against the Respondents and that the FDIC illegally sued for an improper purpose (i.e., in order to acquire timberlands held by a subsidiary of the Company).  The Respondents sought a sanction to be made whole for the attorneys’ fees they have paid (plus interest) in connection with the OTS and FDIC actions.  As of December 31, 2007, such fees were in excess of $41.2 million.  The District Court in August 2005 ruled on the Sanctions Motion, ordering the FDIC to pay the Respondents $72.3 million (including interest).  The District Court’s award was divided into various components consisting of the costs, and interest, incurred by the Respondents in connection with the OTS action (approximately $56.9 million), the FDIC action (approximately $14.1 million), and certain ancillary proceedings (approximately $1.2 million).

The FDIC subsequently appealed the District Court’s decision to the U.S. Fifth Circuit Court of Appeals.  On April 3, 2008, the Fifth Circuit issued its decision with respect to the FDIC’s appeal.  While the Circuit Court reversed the District Court’s award of sanctions in respect of the OTS action, it upheld the District Court’s finding of sanctionable conduct by the FDIC in connection with the FDIC action and the ancillary proceedings.  The Circuit Court returned the case to the District Court for further proceedings regarding the proper amount of sanctions in respect of the FDIC action and the ancillary proceedings, such amount to be based upon that portion of the Respondents’ costs that resulted from the harassing, delaying and other improper tactics of the FDIC (up to $15.3 million).

The District Court’s award has not been accrued as of December 31, 2007 or December 31, 2006.

Cook, Cave and Johnson lawsuits
In November 2002, similar actions entitled Alan Cook, et al. v. Gary Clark, et al. (No. DR020718) (the “Cook action”) and Steve Cave, et al. v. Gary Clark, et al. (No. DR0220719) (the “Cave action”) were filed in the Superior Court of Humboldt County, California.  The Cook action alleges, among other things, that Palco logging practices have contributed to an increase in flooding along Freshwater Creek (which runs through Palco’s timberlands), resulting in personal injury and damages to the plaintiffs’ properties.  The plaintiffs further allege that in order to have timber harvest plans approved in the affected areas, the defendants engaged in certain unfair business practices.  The plaintiffs seek, among other things, compensatory and exemplary damages, injunctive relief, and appointment of a receiver to ensure the watershed is restored.  The Cave action contains similar allegations and requests similar relief with respect to the Elk River watershed (a portion of which is contained on Palco’s timberlands).  In October 2005, an action entitled Edyth Johnson, et. al v. Charles E. Hurwitz, an individual, MAXXAM Inc. et. al (No. DR040720) was filed in Humboldt County Superior Court (“Johnson action”) and contains allegations similar to the Cave and Cook actions.  The original defendants in the Cave, Cook and Johnson actions included the Company, Mr. C. Hurwitz and certain subsidiaries of the Company that are in bankruptcy (Palco and certain of its subsidiaries).  On February 1, 2008, the plaintiffs settled the Cave, Cook and Johnson actions as to Palco and its subsidiaries.  The actions will proceed as to the Company and Mr. C. Hurwitz.

On December 7, 2006, an action entitled State of California, ex rel. Richard Wilson and Chris Maranto v. MAXXAM Inc., et al. (No. CGC-06-458528) (the “Wilson state action”) was filed under seal in the Superior Court of San Francisco, California.  On the same day, an action entitled United States of America ex rel. Richard Wilson and Chris Maranto v. MAXXAM Inc., et al. (No. C 06 7497 CW) (the “Wilson federal action”) was filed under seal in the U.S. District Court for the Northern District of California.  The original defendants in the Wilson actions included the Company, Mr. C. Hurwitz and Palco and certain of its subsidiaries.  The Wilson actions allege violations of the California False Claims Act and the Federal False Claims Act, respectively, and are qui tam actions (actions ostensibly brought by the government, but on the information and at the instigation of a private individual, who would receive a portion of any amount recovered).  As the State of California declined to participate in the Wilson state action and the United States declined to participate in the Wilson federal action, the seal on each case was lifted and the private individuals are entitled to proceed with the suits.  Both suits allege that the defendants made false claims by submitting to a California agency a sustained yield plan misrepresenting as sustainable the projected harvest yields of the timberlands of Palco and Scopac.  The remedies being sought are actual damages (essentially based on over $450.0 million of cash and timberlands transferred by the United States and California in exchange for various timberlands purchased from Palco and its subsidiaries), treble damages and civil penalties of up to $10,000 for every violation of the California False Claims Act and the Federal False Claims Act, respectively.    On February 28, 2008, the plaintiffs settled the Wilson actions as to Palco and its subsidiaries.  The actions will proceed as to the Company and Mr. C. Hurwitz.

Indemnification of Directors and Officers
Certain present and former directors and officers of the Company are parties in certain of the actions described above.  The Company’s Amended and Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law.  The Company is obligated to advance defense costs to its officers and directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification.  In addition, the Company’s indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

Other Matters

The Company and certain of its subsidiaries share certain administrative and general expenses with Giddeon.  Under these arrangements, Giddeon’s obligation to the Company and its subsidiaries was approximately $42,077 for 2007.  At December 31, 2007, Giddeon owed the Company $42,077 for certain general and administrative expenses, which amount was subsequently paid in April 2008.

On January 18, 2007, Palco and its five wholly owned subsidiaries, including Scopac, filed separate voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code.  For further information, see Note 1 to the Company’s Consolidated Financial Statements set forth in its 2007 Form 10-K.  Mr. Levin served as a manager of Scopac from June 10, 1998 until just prior to its bankruptcy filing.   In addition, he has been a director of Palco since February 16, 1993.  Mr. Friedman has served as a manager of Scopac since October 6, 1999 and as a director of Palco since September 15, 1999.  Mr. Rosenthal has been a director of Palco since June 16, 2005.  Mr. Birkel has held the position of Secretary with both Palco and Scopac since May 1, 1997 and June 10, 1998, respectively.

Appendix A
MAXXAM EXECUTIVE BONUS PLAN
(amended and restated 2008)

I.	Definitions.

The following terms used herein have the meanings indicated unless a different meaning is clearly required by the context.

1.1           “Affiliate” means, for purposes of Section 1.8 of this Plan, any member of the MAXXAM Inc. affiliated group for Federal income tax purposes under §1504 of the Code.

1.2	“Board of Directors” means the Board of Directors of the Company.

1.3           “Code” means the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time hereafter.

1.4           “Committee” means the Section 162(m) Compensation Committee of the Board of Directors or a designated subcommittee thereof or any other body the Board of Directors may hereafter designate to administer this Plan.

1.5           “Company” means MAXXAM Inc., a Delaware corporation.

1.6           “Consolidated Financial Results” means net income or loss before cumulative effect of changes in accounting principles as reported for the Company and its subsidiaries in the Company’s annual earnings release or annual consolidated statement of operations prepared in accordance with generally accepted accounting principles.

1.7           “Earnings per Share” means net income or loss per common and common equivalent share as reported for the Company and its subsidiaries in the Company’s annual earnings release or annual consolidated statement of operations prepared in accordance with generally accepted accounting principles.

1.8           “Extraordinary Transaction” means one transaction or a series of integrated transactions carried out by the Company and/or its Affiliates involving an acquisition or disposition of assets or an acquisition, disposition or issuance of securities (including capital stock, bonds, notes or other evidence of indebtedness, and partnership or joint venture interests) from or to nonaffiliated entities, which assets or securities have an aggregate fair market value greater than $25 million at the time of the transaction or transactions.

1.9           “Participant” means an officer or other employee of the Company whose annual base salary from the Company or any of its subsidiaries is equal to or in excess of $500,000.

1.10         “Plan” means this MAXXAM Executive Bonus Plan (as amended and restated 2008).

II.	Purpose.

The purpose of the Plan is to provide performance incentives to each Participant, who is or may be a “covered employee” within the meaning of §162(m) of the Code, while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation to each such Participant.  Any bonus compensation which may be earned under this Plan is in addition to, and in no way affects or supplants, such Participant’s salary and his or her eligibility under the Company’s discretionary bonus program.  It is the Committee’s intent under this Plan to identify those performance criteria for which each Participant is largely responsible and the achievement of which would be of significant benefit to the Company, and to award a bonus for such achievement, such bonus to be in addition to any other compensation such Participant may be eligible to receive from the Company.

III.	Performance Goals.

3.1           Prior to the first day of each fiscal year of the Company (or such later date as may be permitted by §162(m) of the Code and the regulations thereunder), the Committee shall set specific performance goals for each Participant for such year under one or more of the following criteria, as determined by the Committee:

(a)	improvement in Consolidated Financial Results (which may be either a decrease in net loss or an increase in net income);

(b)	the completion, as defined in advance by the Committee, of one or more specific business development projects identified by the Committee;

(c)
the completion of an Extraordinary Transaction, completion being defined for this purpose to mean the approval or ratification of such transaction(s) by resolution of the Board of Directors or comparable governing body of the relevant Affiliate and the execution by all parties to such transaction(s) of a binding written agreement in respect thereto;

(d)	improvement in Earnings per Share (which may be either a decrease in net loss per share or an increase in net income per share); and

(e)
the achievement of a predetermined level of net income or loss, as determined in advance by the Committee, for the principal divisions or other units of the Company and its subsidiaries, based upon their respective plans for the year.

IV.	Bonus Awards.

4.1           At the time the annual performance goals are set for each Participant pursuant to Section 3.1, the Committee shall establish with respect to each such goal a bonus opportunity for the year that is related to such Participant’s base salary at the start of the year that takes account of the achievement of such goal; provided that the Committee shall have absolute discretion to reduce the actual bonus amounts awarded and paid to such Participant on the basis of achievement of any one or more of the performance goals under any of the categories set out in Section 3.1 above.

4.2           The bonuses paid hereunder to any Participant in respect of any fiscal year shall in no event exceed an aggregate of $12,000,000 with respect to such fiscal year.

4.3           Bonuses determined under the Plan shall be paid to the Participants in cash, securities or other property, as determined by the Committee.   Any securities or other property issued or transferred to a Participant in satisfaction of any amounts awarded under this Plan shall be valued at such amount or upon such basis as the Committee shall determine in its sole discretion.  Any bonus amounts earned under Sections 3.1(b) and (c) shall be paid at such time and in such amounts, as determined by the Committee; provided that any such bonus must be paid by no later than March 15 of the fiscal year next following the fiscal year in which the bonus amount was earned.  Any bonus amounts earned under Sections 3.1(a), (d) and (e), and subsequently awarded by the Committee, shall be paid on March 31 of the fiscal year next following the fiscal year in respect of which the bonus amount was earned.

4.4           In the event that a Participant retires, takes a leave of absence or otherwise terminates his or her employment prior to the end of the fiscal year end, (a) such Participant shall be credited with any bonus amounts resulting from the achievement of any performance goals prior to such termination date, and (b) any bonus amounts not determinable at such termination date but resulting from the subsequent achievement of performance goals shall be pro-rated to reflect the Participant’s actual term of service; provided that in the case of both (a) and (b), the Committee, in its sole discretion, may reduce or refuse to pay such bonus amounts.  Any bonus amounts earned by such Participant under Sections 3.1(b) and (c), and subsequently awarded by the Committee, shall be paid as soon as practicable following the end of the fiscal year in respect of which such bonus amounts are earned, but in no event later than March 15 of the fiscal year next following the fiscal year in which the bonus amount was earned.  Any bonus amounts earned under Sections 3.1(a), (d) and (e), and subsequently awarded by the Committee, shall be paid on March 31 of the fiscal year next following the fiscal year in respect of which the bonus amount was earned

4.5           Notwithstanding the provisions of Sections 4.3 and 4.4, no such payment shall be made unless the Committee has certified in writing (in the manner prescribed under §162(m) of the Code and the regulations thereunder) that the performance goals and any other material terms related to the award were in fact satisfied.  Any payment under Sections 4.3 or 4.4 made before or after a specified payment date or deadline provided for above, but within the applicable grace period permitted by Section 409A of the Code, shall be considered payment on the specified date or deadline for all purposes.

V.           Administrative Provisions.

5.1           The Plan shall be administered by the Committee.  The Committee shall comply with the requirements of §162(m) of the Code and the regulations thereunder and any other requirements of law, as to the size, membership and other characteristics of the Committee, or any other requirements applicable to the Committee.

5.2           The Plan was adopted by the Board of Directors effective as of January 1, 1994 and was previously amended effective as of January 1, 1998 and January 1, 2003.  The amendments to the Plan reflected herein shall take effect beginning with the fiscal year of the Company that starts January 1, 2008.  No payments shall be made under the Plan prior to the time such approval is obtained in accordance with applicable law.  The Board of Directors or any committee thereof, may at any time terminate, suspend or amend the Plan, in whole or in part, including by adoption of amendments deemed necessary or advisable to correct any defect or supply an omission or reconcile any inconsistency in the Plan so long as stockholder approval is obtained if required by §162(m) of the Code, the regulations thereunder or otherwise.

5.3           The Plan shall be governed by and construed in accordance with the laws of the state of Texas without regard to principles of choice of laws.

Pre-Registration Request

If you plan to attend the MAXXAM Inc. Annual Meeting of Stockholders at 9:00 a.m., Puerto Rico time, on Thursday, May 29, 2008, at the executive offices of its subsidiary, Palmas del Mar Properties, Inc., Rd. #3 KM 86.4, Humacao, Puerto Rico, you may use this form to pre-register and expedite your admission to the meeting.  Should you pre-register, you will only need to supply proof of identification (containing a photograph) to enter the meeting.

If you hold your shares of record, please complete and return this form in order to pre-register.  If you hold your shares through your broker, bank or other nominee (in “street name”), please complete and return this form accompanied by a brokerage or similar statement.  The statement must demonstrate that you owned shares of Capital Stock as of the close of business on April 4, 2008, the Record Date for the meeting.  While these procedures will allow you to gain expedited admittance to the meeting, you or your proxy will still need to follow the rules and procedures set forth in the Proxy Statement and at the Annual Meeting in order to vote your shares.

Please return this pre-registration form, by facsimile to (877) 267-3702 by no later than 5:00 p.m., Houston time, on May 23, 2008.  Remember that if you hold your shares in street name, this form must be accompanied by the above-indicated proof of ownership.

(      )                      I plan to attend                                           OR           (       )                     I will send my proxy to attend the Company’s Annual
                   Meeting of Stockholders on May 29, 2008.

                                                  Please print your response to the following:

Name:

Proxy’s Name (if applicable):

Street:

City:

State:                                                                  ZIP Code:

Daytime Telephone Number (including area code):

v Printed on recycled paper.

MAXXAM SAVINGS PLAN
MAXXAM INC.

TO ALL PARTICIPANTS:

A proxy statement setting forth the business to be transacted at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 29, 2008 is enclosed.

As a participant in the MAXXAM Savings Plan (the “Plan”), you can give the Trustee confidential instructions as to how you wish to vote the Common Stock of MAXXAM Inc. credited or contingently credited to your account. Through use of this Voting Instruction Form, you are entitled to one vote for each full share of such Common Stock credited to your account as of April 4, 2008. For your information, such shares cannot be voted at the meeting by individual employees because the shares are registered on our stock records in the Trustee’s name.

Please exercise your voting rights by indicating your instructions, dating, signing, detaching and sending the Voting Instruction Form to the Trustee under the Plan, using the enclosed envelope.

In order that the Trustee may carry out your instructions, it must receive this information by May 23, 2008. If no instructions are received by that date, the Trustee will not vote your stock.

Those of you who own MAXXAM Inc. Common Stock outside of the Plan will, of course, receive separate proxies for those shares, which may be returned in the usual manner.

                                    Very truly yours,

                                    MAXXAM Inc.

                                    Shawn M. Hurwitz, Chairman
                                    MAXXAM Inc. Savings Plan Investment Committee

                                    M. Emily Madison, Chairman
                                    MAXXAM Inc. Employee Benefits Committee

MAXXAM INC.
Confidential Voting Instructions

These confidential voting instructions are to Fidelity Management Trust Company, as Trustee for the MAXXAM Savings Plan (the “Plan”), and are solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 29, 2008.

The undersigned, as a participant of the Plan, hereby directs the Trustee to vote (in person or by proxy) the number of shares of MAXXAM Inc. Common Stock credited to the undersigned’s account under the Plan at the Annual Meeting of Stockholders to be held on May 29, 2008, and at any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of the card. In the Trustee’s discretion, it may vote upon such other matters as may properly come before the meeting.
(Continued and signature required on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MAXXAM INC.
May 29, 2008
Confidential Voting Instructions

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  /x/

1.       ELECTION OF DIRECTORS
NOMINEES:
      /  /      FOR ALL NOMINEES                           /  /       Robert J. Cruikshank (for term expiring in 2009)
 /  /       Stanley D. Rosenberg (for term expiring in 2009)
     /  /      WITHHOLD AUTHORITY                   /  /       Michael J. Rosenthal (for term expiring in 2009)
                     FOR ALL NOMINEES                           /  /       Charles E. Hurwitz (for term expiring in 2011)

    /  /        FOR ALL EXCEPT
                     (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: / /
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

2.        Proposal to re-approve and amend MAXXAM’s Executive Bonus Plan.
   /  /       FOR                    /  /       AGAINST                    /  /       ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

Your vote is confidential.  The Trustee is directed to vote as specified hereon. If no directions are given, or if this form is not signed and returned, your shares will not be voted. You cannot vote your shares in person at the Annual Meeting; the Trustee is the only one who can vote your shares.

ALTHOUGH THE TRUSTEE TAKES NO STAND, MAXXAM’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES INDICATED HEREON AND “FOR” RE-APPROVAL AND AMENDMENT OF THE INDICATED PLAN.

Signature of Stockholder:                                                                                                      Date:

Signature of Stockholder:                                                                                                      Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAXXAM INC.
1330 POST OAK BOULEVARD, SUITE 2000
HOUSTON, TEXAS 77056
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard L. Birkel, J. Kent Friedman, Shawn M. Hurwitz, Valencia A. McNeil and Jaime Morgan-Stubbe as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 29, 2008, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE AND “FOR” RE-APPROVAL AND AMENDMENT OF THE INDICATED PLAN.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MAXXAM INC.
May 29, 2008
Common Stock

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  /x/

1.       ELECTION OF DIRECTORS
                                                                                    NOMINEES:
      /  /      FOR ALL NOMINEES                       /  /           Robert J. Cruikshank (for term expiring in 2009)
                           /  /    Stanley D. Rosenberg (for term expiring in 2009)
      /  /     WITHHOLD AUTHORITY              /  /            Michael J. Rosenthal (for term expiring in 2009)
       FOR ALL NOMINEES                     /  /             Charles E. Hurwitz (for term expiring in 2011)

      /  /      FOR ALL EXCEPT
       (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: / /
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

2.          Proposal to re-approve and amend MAXXAM’s Executive Bonus Plan.
/  /       FOR                    /  /       AGAINST                    /  /       ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder:                                                                                                      Date:

Signature of Stockholder:                                                                                                      Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAXXAM INC.
1330 POST OAK BOULEVARD, SUITE 2000
HOUSTON, TEXAS 77056
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard L. Birkel, J. Kent Friedman, Shawn M. Hurwitz, Valencia A. McNeil and Jaime Morgan-Stubbe as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 29, 2008, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE(S) TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE AND “FOR” RE-APPROVAL AND AMENDMENT OF THE INDICATED PLAN.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MAXXAM INC.
May 29, 2008
Preferred Stock

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS DIRECTOR AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  /x/

1.       ELECTION OF DIRECTOR
NOMINEE:
      /  /       FOR THE NOMINEE                  /  /       Charles E. Hurwitz (for term expiring in 2011)

      /  /      WITHHOLD AUTHORITY
       FOR THE NOMINEE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  /  /
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

2.          Proposal to re-approve and amend MAXXAM’s Executive Bonus Plan.
/  /       FOR                    /  /       AGAINST                    /  /       ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder:                                                                                                             Date:

Signature of Stockholder:                                                                                                             Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.